[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Exhibit 10.20

CONFIDENTIAL

RESEARCH AND LICENSE AGREEMENT

between

Janssen Biotech, Inc.

and

Aduro Biotech, Inc.

Executed as of October 13, 2014

CONFIDENTIAL

This Research and License Agreement (this “Agreement”) is made on the 13th day of October 2014 (the “Execution Date”) by and between Aduro Biotech, Inc., a Delaware corporation having a principal place of business at 626 Bancroft Way, 3C, Berkeley, CA 94710 (hereinafter “Aduro”) and Janssen Biotech, Inc., a Pennsylvania corporation, having a place of business at 800 Ridgeview Drive, Horsham, PA 19044 (hereinafter “JBI”). Aduro and JBI may be referred to individually herein as a “Party” or together as the “Parties”.

WITNESSETH

WHEREAS Aduro possesses expertise and resources related to the research and discovery of therapeutic cancer immunotherapeutics based on, inter alia, attenuated strains of Listeria monocytogenes; and

WHEREAS JBI possesses expertise and resources relating to the discovery, development, manufacture, marketing and sale of ethical pharmaceutical products for therapeutic, prophylactic, and diagnostic uses in humans and animals; and

WHEREAS JBI wishes to obtain and Aduro is willing to grant a worldwide, exclusive license to Aduro’s rights to its intellectual property to Exploit (as defined below) the Licensed Immunotherapeutics (as defined below) on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and herein contained, Aduro and JBI have agreed as follows:

1	DEFINITIONS

As used in this Agreement, the following terms shall have the following meanings in each case unless the context clearly requires otherwise, and the singular shall include the plural and vice versa:

1.1	“214 Immunotherapeutic” means a Listeria strain engineered to express [*]. For the avoidance of doubt, 214 Immunotherapeutic includes Modifications thereto.

1.2	“741 Agreement” means that certain Research and License Agreement, dated May 27, 2014, between JBI and Aduro directed at 741 Immunotherapeutics (as defined therein).

1.3	“Achieved Milestone” shall have the meaning ascribed thereto in Section 7.4.3.

1.4	“Act” shall have the meaning ascribed thereto in Section 11.4.1.

1.5	“Action” shall have the meaning ascribed thereto in Section 11.6.1.

1.6	“Active Development” means that, at any given time, a Party, its Affiliates, or Sublicensees are [*], directly or through a Third-Party contractor, in one or more of the following development activities: formulation development, study/protocol design activity, awaiting protocol approval from the applicable institutional review board or FDA, patient recruitment, patient treatment, data analysis, report writing for any clinical trial, regulatory file(s) being drafted or pending, pricing or marketing approvals pending, manufacturing investment work, synthetic process development, drug synthesis, packaging development, manufacturing scale-up and validation, preclinical or in vitro characterization and go/no go decision awaited from a formal research and development committee of a Party, its Affiliates or Sublicensees to initiate any of the preceding activities.

1.7	“Aduro” shall have the meaning ascribed thereto in the Preamble.

1.8	“Aduro Core Patents” means all of the Aduro Patents other than those that are Licensed Immunotherapeutic Specific Patents.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

CONFIDENTIAL

1.9	“Aduro Core Technology” means Aduro Intellectual Property that is specifically directed to Aduro’s Listeria platform technology, including the Aduro Core Patents. Aduro Core Technology excludes: (i) Licensed Immunotherapeutic Specific Patents and (ii) Aduro Know-How referencing Licensed Immunotherapeutics and not generally applicable to Aduro’s Listeria platform.

1.10	[*] shall have the meaning ascribed thereto in Section 2.6.3.

1.11	“Aduro Immunotherapeutic” shall have the meaning ascribed thereto in Section 2.5.3.

1.12	“Aduro Immunotherapeutic Antigen” shall have the meaning ascribed thereto in Section 2.5.3.

1.13	“Aduro Intellectual Property” means: (i) the Aduro Know-How; (ii) the Aduro Patents; and (iii) any other intellectual property Controlled by Aduro that relates to the Licensed Immunotherapeutic Materials.

1.14	“Aduro Know-How” means Information that, during the Term, is: (i) Controlled by Aduro or its Affiliates; and (ii) useful or reasonably necessary for the Exploitation of a Licensed Immunotherapeutic, including any copyrights, rights in any data or database and droit moral associated with the foregoing.

1.15	“Aduro Patent(s)” means any Patent that, during the Term, is: (i) Controlled by Aduro or its Affiliates; and (ii) useful or reasonably necessary for the Exploitation of a Licensed Immunotherapeutic. A list of patents known to be Aduro Patents existing as of the Execution Date is appended hereto as the Aduro Patent Schedule and shall be updated by Aduro annually, or otherwise upon reasonable request by JBI, to reflect appropriate additions and revisions thereto during the course of this Agreement.

1.16	“Aduro Project IP” shall have the meaning ascribed thereto in Section 11.1.2.

1.17	“Affiliate” with respect to any Party, any corporation or other business entity, that directly or indirectly controls, is controlled by, or is under common control with such Party. For the purposes of this definition, the term “control” (including, with correlative meanings, the term “controlled by” and “under common control with”) as used with respect to any Party, shall mean the possession of at least 50% of the voting stock or other ownership interest of the other corporation or entity, or the power to direct or cause the direction of the management and policies of the corporation or other entity or the power to elect or appoint at least 50% of the members of the governing body of the corporation or other entity through the ownership of the outstanding voting securities or by contract or otherwise. “Affiliate” of, or an entity “Affiliated” with, a specified entity, means an entity that directly or indirectly controls, is controlled by, or is under common control with, the entity specified. Notwithstanding the foregoing and for purposes of clarity, none of Morningside Venture (VI) Investments Limited, Gerald Chan and Stephanie O’Brien shall be deemed an Affiliate of Aduro.

1.18	“Agreement” shall have the meaning ascribed thereto in the Preamble.

1.19	“Antigen” means any substance intended to evoke an active immune response.

1.20	“Antigen Change” means the addition of, substitution for, or removal of an Antigen from the existing Antigens that are part of the Lead 214 Immunotherapeutic, any other 214 Immunotherapeutic, or any previously created Permitted Derivative Immunotherapeutic. For clarity, the addition, subtraction, or substitution of an Antigen in a Licensed Immunotherapeutic is an Antigen Change and not a Modification.

1.21	“Antigen Exception” shall have the meaning ascribed thereto in Section 2.5.3

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

CONFIDENTIAL

1.22	“Antigen Variation” means a Modification to an Antigen whereby the as-Modified Antigen is a Variant of such Antigen.

1.23	“Applicable Law” means all applicable laws, statutes, rules, regulations, ordinances and other pronouncements having the binding effect of law of any applicable government authority, court, tribunal, agency, legislative body, commission or other instrumentality of: (i) any government of any country; (ii) any state, province, county, city or other political subdivision thereof; or (iii) any supranational body.

1.24	“Available Antigen” means an Antigen or Antigens proposed for inclusion in a Permitted Derivative Immunotherapeutic, set forth in the Permitted Derivative Notice and determined to be available pursuant to Section 2.5.3.

1.25	“[*] Antigen” means the Antigen with the sequence attached hereto as the [*] Antigen Schedule, and any Variant thereof.

1.26	“Base Strain” means the Listeria strain described in the IND Submission and Manufacturing Update Plan. Such Base Strain may be modified by Aduro pursuant to Section 2.5.2.

1.27	“Base Strain Modification” means [*] to the Base Strain. For clarity, neither (i) the [*] in a Licensed Immunotherapeutic as part of developing the 214 Immunotherapeutic or a Permitted Derivative Immunotherapeutic; (ii) the development or implementation of an [*]; nor (iii) the development or implementation of a [*], constitute a Base Strain Modification.

1.28	“BLA” means a Biological License application filed pursuant to 42 USC §262 et seq. including all documents, data and other information concerning a Licensed Immunotherapeutic that are necessary for, or included in, FDA approval to market a Licensed Immunotherapeutic and all supplements and amendments, including supplemental biological license applications, that may be filed with respect to the foregoing as more fully defined in 21 CFR §600 et seq. or an equivalent application filed with any equivalent Regulatory Authority in any jurisdiction in the Territory other than the United States.

1.29	“BPCIA” shall have the meaning ascribed thereto in Section 11.4.2.

1.30	[*]

1.31	[*]

1.32	“Bundled Product” shall have the meaning ascribed thereto in the definition of Net Sales.

1.33	“Calendar Month” means a calendar month based on the JBI Universal Calendar.

1.34	“Calendar Quarter” means a calendar quarter based on the JBI Universal Calendar.

1.35	“Calendar Year” means a period of twelve (12) consecutive months based on the JBI Universal Calendar for that year.

1.36	“Cancer Type” means [*]. Each of: (i) [*]; (ii) [*]; and (iii) [*] would (for the purposes of this Agreement), respectively, be considered a [*]. For the avoidance of doubt, all [*] “Cancer Type”. By way of example, [*].

1.37	“Claims” shall have the meaning ascribed thereto in Section 14.1.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

CONFIDENTIAL

1.38	“Closing Date” shall have the meaning ascribed thereto in Section 15.1.1.

1.39	“Collaboration Term” means the period starting on the Closing Date and expiring on the date that Aduro has completed all its activities under the IND Submission and Manufacturing Update Plan.

1.40	“Combination Product” shall have the meaning ascribed thereto in the definition of Net Sales.

1.41	“Commencement of Expansion Cohort” means the [*]

1.42	“Commercialize” or “Commercialization” means any and all activities directed to marketing, promoting, manufacturing, packaging, distributing, offering for sale, selling of a product or service, or importing a product for sale.

1.43	“Commercially Reasonable Efforts” means, as to a Party, the level of effort normally used by a pharmaceutical or biotechnology company, as applicable, of comparable size and resources of such Party, consistent with the efforts such Party would commonly devote with the exercise of prudent scientific and business judgment relating to the research, development or commercialization of a biotechnology product with similar product characteristics, that is of similar market potential at a similar stage in its development or product life, resulting from its own research efforts or that the Party has otherwise acquired or exclusively licensed (with the right to sublicense) taking into account issues of patent coverage, safety and efficacy, product profile, competitiveness of the marketplace, intellectual property position, regulatory structure and likelihood of approval, anticipated profitability (including cost of goods and pricing and reimbursement status achieved or anticipated), alternative products and product candidates, and other factors.

1.44	“Compulsory License” means a patent license that is granted or ordered to be granted by a government of a country to an individual or entity to perform (or have performed) activities for the Development or Commercialization of a pharmaceutical product that is Covered by the claims of a patent in that country, with the ultimate purpose of enabling an entity to market and sell such product for the benefit of public health or for public policy reasons.

1.45	“Confidential Information” shall have the meaning ascribed thereto in Section 12.1.

1.46	“Control(s)” or “Controlled” means, possession by a Party of the legal right, power and authority (whether by ownership, license or otherwise) to grant a license or sublicense of intellectual property rights or otherwise disclose or use proprietary or trade secret information to such other Party without violating the terms of any agreement with any Third-Party.

1.47	“Controlling Party” shall have the meaning ascribed thereto in Section 11.6.1.

1.48	“Cover,” “Covering” or “Covered” means, with respect to a Licensed Immunotherapeutic, or with respect to the practice of any technology, that, in the absence of a license granted under a Valid Claim of a given Patent, the manufacture, use, offer for sale, sale, or importation of such Licensed Immunotherapeutic or the practice of such technology would infringe such Valid Claim.

1.49	“CPI” shall have the meaning ascribed thereto in the definition of FTE Rate.

1.50	“CPR” shall have the meaning ascribed thereto in Section 6.2.4.

1.51	“CPR Accelerated Rules” shall have the meaning ascribed thereto in Section 6.2.4.

1.52	“CPR Rules” shall have the meaning ascribed thereto in Section 16.2.1.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

CONFIDENTIAL

1.53	“Currency Hedge Rate(s)” is calculated as a weighted average hedge rate of the outstanding external foreign currency forward hedge contract(s) of Johnson & Johnson’s global treasury services center (“GTSC”) and its Affiliates with third party banks. The hedge contract(s) is entered into to protect the transactional foreign exchange risk exposures of JBI by reducing the impact of foreign currency volatility through a systematic build-up of a yearly currency hedge rate(s).

1.54	“Data Exclusivity Right” means the right or protection, granted by a Regulatory Authority in a jurisdiction, providing with respect to a drug product: (i) marketing exclusivity that prevents the Regulatory Authority from accepting or approving an application for Regulatory Approval such as a New Drug Application (whether new or abbreviated), a BLA or an application relating to a biosimilar product submitted by a party, for a pharmaceutical product (including a generic, biosimilar, similar medicinal product or generic or competing version of a pharmaceutical product) that is the same or a bioequivalent of the drug product, such as through new molecular entity or biological product or orphan drug or pediatric exclusivity designation by the applicable Regulatory Authority, or an exclusive right to sell pursuant to the data exclusivity provisions such as those under EC Directives 2004/27/EC and 2001/83/EC and Regulation 726/2004/EC; or (ii) data protection for regulatory data relating to the drug product against unfair commercial use or public release consistent with, or no less stringent than, Article 39.3 of the TRIPS Agreement.

1.55	“Development” (including variations such as “Develop” and “Developing”) means preclinical and clinical drug development activities, including, among other things: test method development and stability testing, toxicology, formulation, process development, manufacturing scale-up, development-stage manufacturing, quality assurance/quality control development, statistical analysis and report writing, clinical studies and regulatory affairs, product approval and registration. For the purposes of this Agreement, Development shall include, without limitation, Phase I, Phase II, Phase III, and post-Phase III Clinical Trials.

1.56	“Disclosing Party” shall have the meaning ascribed thereto in Section 12.1.

1.57	“Disclosure” shall have the meaning ascribed thereto in Section 11.9.

1.58	“Dispute” shall have the meaning ascribed thereto in Section 16.1.

1.59	“[*]” shall mean the Antigen with the sequence attached hereto as the [*] Antigen Schedule and any Variant thereof.

1.60	“[*]” shall mean the Antigen with the sequence attached hereto as the [*] Antigen Schedule and any Variant thereof.

1.61	“EMA” means the European Medicines Agency, or any successor agency thereto.

1.62	“EU Major Markets” means France, Germany, Italy, Spain and the United Kingdom.

1.63	“Execution Date” shall have the meaning ascribed thereto in the Preamble.

1.64	“Exploitation” (including variations such as “Exploit”) means the research, development, manufacture, having manufactured, use, having used, sale, offer for sale, importation or other exploitation of a product or service.

1.65	“FDA” means the United States Food and Drug Administration, or any successor agency thereto.

1.66	“Field” means any and all uses.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

CONFIDENTIAL

1.67	“First Commercial Sale” means, with respect to a Licensed Immunotherapeutic, the first sale in an arms-length transaction of such Licensed Immunotherapeutic to a Third-Party by JBI, its Affiliates or a Sublicensee in a country following [*]. Licensed Immunotherapeutic provided for: (i) [*]; (ii) [*]; (iii) [*]; and (iv) [*]; shall not constitute a First Commercial Sale. In addition, [*], shall not constitute a First Commercial Sale.

1.68	“Force Majeure” shall have the meaning ascribed thereto in Section 18.1.

1.69	“FTC” shall have the meaning ascribed thereto in Section 15.1.1.

1.70	“FTE” means a full-time equivalent person year consisting of a total of [*] hours per year of scientific, technical, regulatory or professional work undertaken by Aduro’s or its Affiliates’ employees, not including standard time off pursuant to Aduro’s or its Affiliates’ company policy for vacations, holidays, sick time and the like.

1.71	“FTE Cost” means, for any period, the product of: (i) the actual total FTEs used by Aduro to perform development or manufacturing activities pursuant to Development work under Section 2.5, Other Development and the Technology Transfer Plan during such period; and (ii) the FTE Rate. For the avoidance of doubt, no individual may record more than 1.0 FTE in a given Calendar Year (or the pro-rated amount in any portion thereof).

1.72	“FTE Rate” means [*] per FTE. The FTE Rate [*].

1.73	[*]

1.74	“GMPs” shall mean all good manufacturing practices under 21 CFR §210-211, as amended from time to time.

1.75	“GTSC” shall have the meaning ascribed thereto in the definition of Currency Hedge Rate.

1.76	“HSR Act” shall have the meaning ascribed thereto in Section 15.1.1.

1.77	“HSR Waiting Period” shall have the meaning ascribed thereto in Section 15.1.1.

1.78	“IND” means an investigational new drug application as more fully defined in 21 CFR §312.3, as amended from time to time, that is filed with the FDA or any equivalent filing made with any Regulatory Authority in another country in the Territory other than the United States. For purposes of this part, “IND” is synonymous with “Notice of Claim Investigational Exemption for a New Drug”.

1.79	“IND Approval” means the expiration of the thirty-day waiting period for IND effectiveness, or earlier approval to proceed with clinical trial(s) under the IND, or, if a clinical hold is imposed, notification from a Division Director that the clinical trial may proceed.

1.80	“IND Submission and Manufacturing Update Plan” means the activities specified in the IND Submission and Manufacturing Update Plan Schedule attached hereto as may be modified by the JSC in accordance with Section 4.5.

1.81	“Indemnification Claim” shall have the meaning ascribed thereto in Section 14.3.

1.82	“Indemnified Party” shall have the meaning ascribed thereto in Section 14.3.

1.83	“Indemnifying Party” shall have the meaning ascribed thereto in Section 14.3.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

CONFIDENTIAL

1.84	“Information” means all information not generally known to the public including screens, models, inventions, practices, methods, knowledge, know-how, skill, experience, test data including pharmacological, toxicological and clinical test data, analytical and quality control data, marketing, pricing, distribution, costs, sales, manufacturing data, manufacturing secrets and procedures, secret processes, reports, plans, designs, prototypes, test results, working drawings, methods including testing methods, formulas, recipes, material and performance specifications and current accumulated experience acquired as a result of technical research or otherwise, and patent and legal data related to chemical, biological and other tangible materials.

1.85	“Initiation of Phase II Trial” means the first dosing of the [*] patient in a Phase II Clinical Trial.

1.86	“Initiation of Phase III Trial” means the first dosing of the [*] patient in a Phase III Clinical Trial.

1.87	“Investigator-initiated Study” means a study performed by a Third-Party investigator who is the sponsor of the study.

1.88	“JBI” shall have the meaning ascribed thereto in the Preamble.

1.89	“JBI Core Improvement Patent” shall have the meaning ascribed thereto in Section 11.3.1.

1.90	“JBI Improvements to Aduro Core Technology” shall mean any enhancement, improvement or modification to the Aduro Core Technology that is developed, conceived or reduced to practice by or on behalf of JBI or its Affiliates or its or their Sublicensees or subcontractors in connection with the Exploitation of any Licensed Immunotherapeutic, whether under this Agreement or as defined in the 741 Agreement. For clarity, JBI Improvements to Aduro Core Technology includes JBI Core Improvement Patents and Information related to JBI Improvements to Aduro Core Technology.

1.91	“JBI Know-How” means Information that is: (i) under the Control of JBI or its Affiliates during the Term and (ii) useful or reasonably necessary for the Exploitation of a Licensed Immunotherapeutic, including any copyrights, rights in any data or database and droit moral associated with the foregoing.

1.92	“JBI Patent(s)” means any Patent that: (i) is Controlled by JBI or its Affiliates during the Term, and (ii) useful or reasonably necessary for the Exploitation of a Licensed Immunotherapeutic.

1.93	“[*] Permitted Derivative Immunotherapeutic” shall have the meaning ascribed thereto in Section 2.5.3 (vi).

1.94	“JBI Project IP” shall have the meaning ascribed thereto in Section 11.1.2.

1.95	“JBI Universal Calendar” means the calendar attached hereto for 2014 as the Calendar Year Schedule and as shall be updated by JBI for each subsequent Calendar Year consistent with that used for JBI’s internal business purposes.

1.96	“Joint Project IP” shall have the meaning ascribed thereto in Section 11.1.2.

1.97	“Joint Steering Committee” or “JSC” means the committee established pursuant to Section 4.3.

1.98	“Lead 214 Immunotherapeutic” means the 214 Immunotherapeutic [*].

1.99	“Licensed Immunotherapeutics” means 214 Immunotherapeutics and any Permitted Derivative Immunotherapeutics.

1.100	“Licensed Immunotherapeutic Materials” means the Master Cell Bank and such other tangible items useful or reasonably necessary for the Development or Manufacturing of Licensed Immunotherapeutics, including those set forth in the Technology Transfer Plan Schedule.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

CONFIDENTIAL

1.101	“Licensed Immunotherapeutic Specific Patents” means Aduro Patents, the claims of which contain [*]. For the sake of clarity, Licensed Immunotherapeutic Specific Patents do not include any Aduro Patents, the claims of which [*], but Aduro Patents that contain claims that contain [*] would be included in Licensed Immunotherapeutic Specific Patents.

1.102	“Losses” shall have the meaning ascribed thereto in Section 14.1.

1.103	[*]

1.104	“Manufacturing” (including variations such as “Manufacture”) means the performance of any and all activities directed to producing, manufacturing, processing, filling, finishing, packaging, labelling, quality control, quality assurance, testing and release, shipping and storage of Licensed Immunotherapeutics, including a Licensed Immunotherapeutic in Development (e.g. Manufacturing of clinical supplies), but excluding Commercialization and Development activities.

1.105	“Master Cell Bank” means the Master Cell Bank described in the IND Submission and Manufacturing Update Plan Schedule for the Lead 214 Immunotherapeutic and any other Master Cell Bank prepared by Aduro for JBI in connection with any other Licensed Immunotherapeutic.

1.106	“[*] Antigen” shall mean the Antigen with the sequence attached hereto as the [*] Antigen Schedule and any Variant thereof.

1.107	[*]

1.108	“Modification” (including variants such as “Modify” and “Modified”) means any adaptation, enhancement, redesign, or other change to a product or process.

1.109	“Net Sales” means the gross amounts [*] on sales of a Licensed Immunotherapeutic by JBI or any of its Affiliates or Sublicensees to a Third-Party purchaser in an arms-length transaction, less the following deductions[*] in the gross sales price with respect to such sales:

(i) normal and customary trade, cash and quantity discounts, allowances, deductions, fees and credits, in the form of deductions actually allowed with respect to sales of such Licensed Immunotherapeutic (to the extent not already reflected in the amount invoiced), excluding commissions for commercialization;

(ii) excise taxes, use taxes, tariffs, sales taxes and customs duties, and other government charges imposed on the sale of such Licensed Immunotherapeutic to the extent separately itemized on the invoice (but specifically excluding, for clarity, any income taxes assessed against the income arising from such sale);

(iii) outbound freight, shipment and insurance costs to the extent separately itemized on the invoice;

(iv) compulsory payments and cash rebates related to the sales of such Licensed Immunotherapeutics paid to a governmental authority (or agent thereof) pursuant to governmental regulations, including government levied fees as a result of healthcare reform policies;

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

CONFIDENTIAL

(v) retroactive price reductions, credits or allowances for rejections or returns of such Licensed Immunotherapeutic including for recalls, damaged goods and billing errors;

(vi) rebates, chargebacks, and discounts (or the equivalent thereof) to managed health care organizations, pharmacy benefit managers (or the equivalent thereof), federal, state, provincial, local or other governments, or their agencies or purchasers, reimbursers, or trade customers; and

(vii) an amount equal to [*] percent [*] of such gross amounts to cover items not set forth above.

The foregoing deductions shall be [*]. All such discounts, allowances, credits, rebates, and other deductions shall be [*]. Sales of a Licensed Immunotherapeutic by and between JBI and its Affiliates and Sublicensees are not sales to Third Parties and shall be excluded from Net Sales calculations for all purposes; provided that any resale by the purchaser to a Third-Party distributor or to a Third-Party for end use, shall be included in Net Sales. [*] shall be excluded from Net Sales calculations for all purposes.

In the event a Licensed Immunotherapeutic is sold in combination with other products by JBI, its Affiliates or Sublicensees and the Third-Party customer receives a discount for such “bundling” of products (for clarity, this situation describes bundling of two or more separate products, each in finished dosage form, and not a fixed combination of two or more active ingredients in a single finished product) (a “Bundled Product”), the Net Sales of such Licensed Immunotherapeutic, for the purposes of determining royalty and sales-based milestone payments, shall be determined [*]. In the event that [*], then, for purposes of determining the royalty payments due in respect of such Licensed Immunotherapeutic, the [*].

If a Licensed Immunotherapeutic is sold in the form of a fixed combination in a single finished product containing both such Licensed Immunotherapeutic and one or more other active ingredient(s) as separate molecular entity(ies) that are not Licensed Immunotherapeutics (a “Combination Product”), the Net Sales of such Licensed Immunotherapeutic, for the purpose of calculating royalty and sales-based milestone payments owed under this Agreement for sales of such Licensed Immunotherapeutic, shall be determined as follows: first, [*], Net Sales shall be calculated by [*]. If neither such Licensed Immunotherapeutic nor any other active ingredient in the Combination Product is sold separately, [*].

1.110	“[*] Antigen” means the Antigen with the sequence attached hereto as the [*] Antigen Schedule, and any Variant thereof.

1.111	“Other Development” shall have the meaning ascribed thereto in Section 3.2.

1.112	“Out-of-Pocket Expenses” means expenses actually paid (with no mark-up) to any Third-Party that is either: (i) not an Affiliate of a Party claiming such expenses, or (ii) is an Affiliate of that Party where such payment is limited to reimbursing such Affiliate for expenses actually paid by such Affiliate to a Third-Party that is not an Affiliate of the Party claiming such expenses.

1.113	“[*]” [*]

1.114	“Overlapping Product” shall have the meaning ascribed thereto in Section 2.6.4.

1.115	“[*]” [*]

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

CONFIDENTIAL

1.116	“Party” or “Parties” shall have the meaning ascribed thereto in the Preamble.

1.117	“Patent(s)” means all patents and patent applications, including any continuations, continuations-in-part, divisions, provisionals or any substitute applications claiming priority to such patents and patent applications, any patent issued with respect to any such patent applications, any reissue, re-examination, renewal or extension (including any supplemental patent certificate) of any such patent, and any confirmation patent or registration patent or patent of addition based on any such patent, and all foreign counterparts of any of the foregoing.

1.118	“PD [*] Indications” shall have the meaning ascribed thereto in Section 2.5.3(vi).

1.119	“[*] Antigen” means the Antigen with the sequence attached hereto as the [*] Antigen Schedule, and any Variant thereof.

1.120	“Permitted Derivative Notice” shall have the meaning ascribed thereto in Section 2.5.3.

1.121	“Permitted Derivative Immunotherapeutic(s)” means a Listeria strain: [*] and is permitted to be developed under the terms of Section 2.5.3. For the avoidance of doubt, “Permitted Derivative Immunotherapeutics” includes Modifications thereto.

1.122	“Phase I Clinical Trial” means studies in humans to obtain initial data regarding the safety, tolerability, pharmacological activity or pharmacokinetics of a research and development candidate alone or in combination with another active agent, as more fully defined in 21 CFR § 312.21(a).

1.123	“Phase II Clinical Trial” means a human clinical trial conducted for inclusion in that portion of the FDA submission and approval process that provides for trials on a limited number of patients for the purposes of collecting data on dosage, evaluating side effects and safety, and collecting preliminary information regarding efficacy in the proposed therapeutic indication, as more fully defined in 21 CFR § 312.21(b), as amended from time to time, and equivalent submissions with similar requirements in other countries in the Territory.

1.124	“Phase III Clinical Trial” means a study in humans of the efficacy and safety of a research and development candidate alone or in combination with another active agent, that is prospectively designed to demonstrate statistically whether the research and development candidate, alone or in combination with another active agent, is safe and effective for use in a particular indication, as more fully defined in 21 CFR § 312.21(c), as amended from time to time, and equivalent submissions with similar requirements in other countries in the Territory in a manner intended to be sufficient to obtain Regulatory Approval to market that research and development candidate.

1.125	“Planned [*]” shall have the meaning ascribed thereto in Section 6.1.

1.126	“Platform Update” shall have the meaning ascribed thereto in Section 5.7.

1.127	“Platform Early Update Period” shall have the meaning ascribed thereto in Section 7.2.

1.128	“Price and Reimbursement Approval” means any approvals, licenses, registrations or authorizations of any supranational, national, regional, state or local Regulatory Authority or other regulatory agency, department, bureau or governmental entity, necessary to determine or set the pricing of a Licensed Immunotherapeutic, and/or its reimbursement level by the relevant health authorities, providers or other funding institutions, at supranational, national, regional, state or local level.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

CONFIDENTIAL

1.129	“Process Modification” means a change related to the Exploitation of a Licensed Immunotherapeutic that is intended to enhance JBI’s ability to effectively Exploit the Licensed Immunotherapeutic but that does not constitute either a Base Strain Modification or an Antigen Change. Examples of a Process Modification would include Modifications that improve Licensed Immunotherapeutic stability, delivery, packaging, storage, shelf life, dosage or other similar matters.

1.130	“Protocol” shall have the meaning ascribed thereto in Section 16.2.5.

1.131	“Receiving Party” shall have the meaning ascribed thereto in Section 12.1.

1.132	“Regulatory Approval” means all approvals, licenses, registrations or authorizations (excluding Price and Reimbursement Approvals) by Regulatory Authorities in a country (or supra-national organizations, such as the EMA) that are required for the marketing or sale of a Licensed Immunotherapeutic in such country or the conduct of clinical studies in such country.

1.133	“Regulatory Authority” means any regulatory agency, ministry, department or other governmental body having authority in any country to control development, manufacture, marketing or sale of pharmaceutical or biologic products, including the FDA and the EMA.

1.134	“Remediation Plan” means the plan attached as the Remediation Schedule to the 741 Agreement describing changes to be made in manufacturing at [*] as the same may be amended pursuant to this Agreement or the 741 Agreement.

1.135	“[*] Antigen” means the Antigen with the sequence attached hereto as the [*] Antigen Schedule, and any Variant thereof.

1.136	“Royalty Term” shall have the meaning ascribed thereto in Section 8.3.

1.137	“Skipped Milestone” shall have the meaning ascribed thereto in Section 7.4.3.

1.138	“Sublicensee” means, with respect to a particular Licensed Immunotherapeutic, a Third-Party to whom JBI has granted a license or sublicense under any Aduro Patents or Aduro Know-How to make, use or sell such Licensed Immunotherapeutic to the extent permitted under Section 2.2 hereof.

1.139	“Technology Transfer Completion Plan” shall have the meaning ascribed thereto in Section 5.2

1.140	“Technology Transfer Plan” shall have the meaning ascribed thereto in Section 5.1.

1.141	“Term” shall have the meaning ascribed thereto in Section 15.1.2.

1.142	“Territory” means the entire world.

1.143	“Third Party” means an individual, corporation, or any other entity other than JBI, Aduro, and Affiliates of either Party.

1.144	“Third-Party Antigen” shall have the meaning ascribed thereto in Section 2.5.3.

1.145	“Third-Party License” means a license taken by JBI, its Affiliates or Sublicensees from a Third Party wherein the licensed intellectual property thereof Covers the Development, Manufacturing and/or Commercialization of a Licensed Immunotherapeutic.

1.146	“[*] Agreement” means the Exclusive License between [*] for [*] effective as of [*], as may be amended in accordance with its terms.

1.147	“Valid Claim” means a claim in any Aduro Patent, which claim has not expired or been held invalid by a non-appealed or unappealable decision by a court or other appropriate body of competent jurisdiction. For the purpose of royalty determination and payment, [*].

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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1.148	“Variant” means, with respect to any protein or peptide: (i) any other protein or peptide of identical sequence to such protein or peptide, regardless of post-translational modifications, including modifications to glycosylation, fucosylation, phosphorization, or methylation; (ii) all other proteins or peptides translated from mRNA splice variants transcribed from the same human gene that encodes such protein or peptide; (iii) any protein or peptide having at least [*] homology to such protein or peptide; and (iv) any truncated forms (including fragments thereof) of the foregoing that are intended to elicit an immune response to such protein or peptide.

2	LICENSE GRANTS

2.1	Licenses.

2.1.1 License for Licensed Immunotherapeutics. Subject to the terms and conditions of this Agreement including Section 2.6.3, Aduro hereby grants to JBI an exclusive license (even as to Aduro) under the Aduro Intellectual Property that is owned by Aduro or its Affiliates solely to Exploit Licensed Immunotherapeutics in the Field (including: (i) for use in combination with any other product or service with respect to Permitted Derivative Immunotherapeutics for use in [*]; and (ii) for use in combination with any other product or service with respect to 214 Immunotherapeutics), with the right to sublicense as permitted in Section 2.2.

2.1.2 Sublicense for Licensed Immunotherapeutics.

(i) In addition, subject to the terms and conditions of this Agreement, Aduro hereby grants to JBI an exclusive sublicense (even as to Aduro) under the Aduro Intellectual Property that is Controlled but not owned by Aduro and/or its Affiliates on the Closing Date, including the Aduro Intellectual Property Controlled by Aduro pursuant to the [*] Agreement, solely to Exploit the Licensed Immunotherapeutics in the Field (including (i) for use in combination with any other product or service with respect to Permitted Derivative Immunotherapeutics for use in [*]; and (ii) for use in combination with any other product or service with respect to 214 Immunotherapeutics) with the right to sublicense as permitted in Section 2.2.

(ii) In addition, subject to the terms and conditions of this Agreement, Aduro hereby grants to JBI an exclusive sublicense (even as to Aduro) under any Aduro Intellectual Property that becomes Controlled by Aduro subsequent to the Closing Date solely to Exploit the Licensed Immunotherapeutics in the Field (including (i) for use in combination with any other product or service with respect to Permitted Derivative Immunotherapeutics for use in [*]; and (ii) for use in combination with any other product or service with respect to 214 Immunotherapeutics), with the right to sublicense as permitted in Section 2.2, if no material additional payment would be required by Aduro to sublicense the same to JBI. Aduro shall give JBI prompt written notice of any such Aduro Intellectual Property.

(iii) With respect to Aduro Intellectual Property that is not owned by Aduro and becomes Controlled by Aduro subsequent to the Execution Date, if any material additional payment (including any royalty) would be required by Aduro to sublicense the same to JBI, then Aduro hereby grants to JBI an exclusive sublicense (even as to Aduro) under such Aduro Intellectual Property solely to Exploit the Licensed Immunotherapeutics in the Field (including (i) for use in combination with any other product or service with respect to Permitted Derivative Immunotherapeutics for use in [*]; and (ii) for use in combination with any other product or service with respect to 214 Immunotherapeutics), with the right to sublicense as permitted in Section 2.2, provided that JBI agrees in writing to reimburse such amount to Aduro (or to pay such amount directly). Aduro shall promptly notify JBI of such necessary payment and the amount thereof. The Parties shall then [*].

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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2.1.3 JBI Improvements to Aduro Core Technology.

(i) JBI agrees that it will use reasonable efforts to ensure it owns or Controls all JBI Improvements to Aduro Core Technology.

(ii) JBI hereby grants to Aduro a co-exclusive (with JBI only), [*] license, including the right to grant sublicenses, in (a) JBI Improvements to Aduro Core Technology and (b) enhancements, improvements or modifications to Aduro Core Technology, in each case Controlled by JBI or its Affiliates solely to Exploit [*].

(iii) JBI agrees that JBI and its Affiliates will not grant to a Third Party any rights to JBI Improvements to Aduro Core Technology, or agree not to enforce Aduro Core Technology against any Third Party, other than in connection with the Exploitation of a Licensed Immunotherapeutic under this Agreement or a Licensed Immunotherapeutic as defined in the 741 Agreement.

2.2	Sublicensing. JBI may sublicense its rights to Licensed Immunotherapeutics to its Affiliates without Aduro’s approval. In addition, [*], JBI may sublicense its rights to one or more Licensed Immunotherapeutics to one or more Third Parties without Aduro’s approval. JBI shall use its [*] efforts to provide Aduro no less than [*] days prior written notice of such sublicense, and shall promptly respond in good faith to any reasonable inquiries by Aduro with respect thereto. Such Third-Party Sublicensee must be reasonably capable of exploiting the market opportunity in the Territory for the Licensed Immunotherapeutic based on the likely development planned for the Licensed Immunotherapeutic at the time of sublicense and must agree in writing to assume JBI’s obligations with respect to the Licensed Immunotherapeutic hereunder. In addition, and notwithstanding the foregoing, JBI may, without the need for approval by Aduro, distribute Licensed Immunotherapeutics through one or more Third Parties, granting any necessary and permissible licenses or sublicenses to any such Third-Party distributors. All such licenses or sublicenses shall contain terms consistent in all material respects with this Agreement including without limitation Sections 9, 11, 12, 14 and 16 hereof. JBI shall be responsible for the performance of its Sublicensees and for any failure by its Sublicensees to comply with the applicable terms and conditions of this Agreement. Sublicensees shall [*].

2.3	Performance by Affiliates. The Parties agree that any Affiliate of either Party may perform any of that Party’s obligations under this Agreement for or on behalf of that Party provided that a Party shall be fully responsible and liable for the actions of such Affiliates in the performance of such obligations and shall ensure that such Affiliates comply with the terms of this Agreement. Nothing in this Section 2.3 shall relieve either Party of any of its obligations under any provision of this Agreement to the extent that such obligation is not satisfied by performance thereof by such Affiliate of that Party.

2.4	Retained Rights. Subject to Section 2.6, notwithstanding anything that may be construed to the contrary herein, Aduro retains the right to use the Aduro Intellectual Property in order to Exploit products other than the Licensed Immunotherapeutics, on its own or with any other party throughout the world. For the avoidance of doubt, and without prejudice to the rights granted herein to Exploit Licensed Immunotherapeutics in the Field (including (i) for use in combination with any other product or service with respect to Permitted Derivative Immunotherapeutics for use in [*]; and (ii) for use in combination with any other product or service with respect to 214 Immunotherapeutics), no license is granted in this Agreement to JBI to sell any Aduro product or Aduro product platform technology (including any small molecule, biomarker, diagnostic or the like) other than the Licensed Immunotherapeutics, whether alone or in combination with Licensed Immunotherapeutics and regardless of whether the Licensed Immunotherapeutics are sold under labelling for use in combination with any Aduro product or Aduro product platform technology.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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2.5	Development Work.

2.5.1 Process Modifications. JBI may make Process Modifications to any 214 Immunotherapeutic or Permitted Derivative Immunotherapeutic independently of Aduro, and without Aduro’s consent. Any Process Modifications developed independently by Aduro shall constitute Aduro Intellectual Property and will be disclosed to JBI by Aduro.

2.5.2 Base Strain Modifications and Antigen Variations.

(i) By JBI and Aduro. Upon the request of JBI, Aduro shall [*] Base Strain Modification or Antigen Variation. If, [*] JBI desires Aduro’s assistance with respect to a Base Strain Modification or Antigen Variation, it shall request the same in writing. If any such Base Strain Modification or Antigen Variation is requested by JBI[*]. Such [*]. Aduro shall [*], and JBI shall [*] as described in Section 2.5.4. For clarity, Base Strain Modifications and Antigen Variations shall [*].

(ii) By Aduro. Any Base Strain Modifications or Antigen Variations developed independently by Aduro constitute Aduro Intellectual Property licensed hereunder and will be disclosed to JBI by Aduro.

(iii) Completed Modifications. Any 214 Immunotherapeutic or Permitted Derivative Immunotherapeutics Modified pursuant to this Section 2.5.2 shall thereafter be a 214 Immunotherapeutic or Permitted Derivative Immunotherapeutic, as the case may be, for all purposes of this Agreement.

2.5.3 Permitted Derivative Immunotherapeutics.

(i) An “Available Antigen” means:

(a)	[*];

(b)	[*];

(c)	[*];

(d)	[*] Antigen; and

(e)	any Antigen that is not subject to an agreement [*] with respect thereto is given, which agreement would not permit [*] (a “Third-Party Antigen”), and that is not an Aduro Immunotherapeutic Antigen unless it falls within the Antigen Exception.

(ii) “Aduro Immunotherapeutic Antigen” means any Antigen [*] (an “Aduro Immunotherapeutic”), provided that JBI may use Antigens from an Aduro Immunotherapeutic in a proposed Permitted Derivative Immunotherapeutic so long as the Antigen(s) chosen [*] (an “Antigen Exception”). For the purposes of the forgoing calculation, an Antigen, any copies of the same Antigen, and Variants of an Antigen part of an Aduro Immunotherapeutic shall be deemed to be a single Antigen. The following chart is for illustrative purposes:

[*]

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]

[*]

(iii) Should JBI wish to develop a Permitted Derivative Immunotherapeutic then JBI shall send Aduro written notice of the same (each a “Permitted Derivative Notice”) and Aduro shall [*]. If[*] any of the Antigens in the Permitted Derivative Notice are [*], then [*]. Notwithstanding anything that may be construed to the contrary, JBI agrees that no Licensed Immunotherapeutic shall contain [*] [*] Antigen, even if the addition of [*] Antigen may be deemed a Variant hereunder, absent the prior written consent of Aduro, which consent shall not be unreasonably withheld. For the avoidance of doubt, the foregoing limitation does not apply to the [*] Antigen.

(iv) If, following such consultation the relevant Antigens are Available Antigens, and JBI desires an Antigen Change that meets the requirements herein, it shall request the same in writing [*]. Such [*]. Aduro shall perform the activities specified in such plan and JBI shall reimburse Aduro as specified in Section 2.5.4. JBI shall be permitted [*] during the Term for [*] after the Closing Date, and [*].

(v) If JBI [*].

(vi) With respect to any Permitted Derivative Immunotherapeutic developed pursuant to this Section 2.5.3, JBI agrees that, except as may be agreed to in writing otherwise by Aduro, it shall [*] any such Permitted Derivative Immunotherapeutic other than [*]; provided that JBI may choose one or more Permitted Derivative Therapeutics that: (a) [*]; and (b) [*] (each such Permitted Derivative Immunotherapeutic, an “JBI [*] Permitted Derivative Immunotherapeutic”) for Development and Commercialization by JBI in [*] (the “PD [*] Indications”); provided that [*]. Another JBI [*] if [*]. For example, if JBI is [*], then JBI may [*]. Conversely, if JBI [*] then JBI would be

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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[*]. For the avoidance of doubt, the foregoing limitations on [*] shall also preclude [*]. Furthermore JBI and its Affiliates shall [*], except as may be agreed to in writing by Aduro. Notwithstanding the foregoing, nothing in this Agreement shall prevent or restrict JBI (x) from [*] in any manner that it deems [*] or [*] or (y) [*]. JBI shall not have any obligation pursuant to this Section 2.5.3 [*].

2.5.4 Out-of-Pocket-Expenses and FTE Costs. All Out-of-Pocket Expenses and FTE Costs incurred on a Calendar Quarter basis in accordance with the specified activities set forth in the plans agreed by the Parties pursuant to Sections 2.5.2, 2.5.3, 3.2 and 5.6 shall be reimbursed to Aduro by JBI up to a total of [*] of the budget corresponding to the specified activities for such Calendar Quarter; provided that the costs of activities outsourced to Third Parties shall be indicated to be estimates, ranges, per unit or per hour costs, as the case may be, in the applicable plan and budget and treated accordingly. Within [*] calendar days of the end of each Calendar Month, Aduro shall submit an invoice to JBI in accordance with the invoice procedure set forth in the Invoice Procedure Schedule for the FTE Costs and Out-of-Pocket Expenses it incurred during such Calendar Month, together with a written report setting forth in reasonable detail such costs and expenses. Reimbursements shall be made within [*] days after receipt of valid invoice as set forth in the Invoice Procedure Schedule.

2.6	Exclusivity.

2.6.1 During the Term, except as may be agreed to in writing otherwise by JBI, Aduro, its Affiliates and its and their respective Sublicensees shall [*]. For the avoidance of doubt, the foregoing limitation on [*] shall also [*] performed by Third Parties [*], including the provision of [*] insofar as it has not been provided prior to the Execution Date. Furthermore, Aduro [*], except as may be agreed to in writing by JBI. Notwithstanding the foregoing, nothing in this Agreement shall prevent or restrict Aduro from (i) [*] in any manner that it deems [*] or [*]. Aduro shall [*].

2.6.2 During the Term, Aduro, its Affiliates, and its and their respective Sublicensees shall also not grant any Third Party a right or license to any Aduro Intellectual Property to Exploit any [*]r. Subject to the terms of this Agreement which expressly provide otherwise, Aduro shall [*].

2.6.3 JBI, its Affiliates and its and their respective Sublicensees shall [*] (together, the “[*]”), unless approved in writing by Aduro. Furthermore JBI shall [*], except as may be agreed to in writing by Aduro. Notwithstanding the foregoing, nothing in this Agreement shall prevent or restrict JBI from (i) [*] in any manner that it [*] or [*] or (ii) [*]. For the avoidance of doubt, the foregoing limitations on [*] shall also [*].

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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2.6.4 During the Term, Aduro, its Affiliates and its and their respective Sublicensees shall not Develop, Manufacture or Commercialize, for their own account or on behalf of or in collaboration with any Third Party, any listeria-based immunotherapeutic that: [*] (an “Overlapping Product”). For clarity, Aduro has the right to use (i) [*] Antigen in other products, including listeria-based products and (ii) the [*] Antigen in other products, including listeria-based products. Both Parties understand and acknowledge that the other Party may have present or future initiatives or opportunities, including initiatives or opportunities with a Third Party, involving similar products, programs, technologies or processes (other than Overlapping Products) that may compete with a product, program, technology or process covered by this Agreement. Each Party acknowledges and agrees that nothing in this Agreement will be construed as a representation, warranty, covenant or inference that the other Party or its Affiliates will not itself develop, manufacture or market or enter into business relationships with one or more Third-Parties to develop, manufacture or market products, programs, technologies or processes (other than Overlapping Products) that [*] covered by this Agreement.

3	IND SUBMISSION AND MANUFACTURING UPDATE PLAN

3.1	IND Submission and Manufacturing Update Plan. The IND Submission and Manufacturing Update Plan is attached hereto as the IND Submission and Manufacturing Update Plan Schedule. The Parties shall each perform the activities specified in and allocated to it in the IND Submission and Manufacturing Update Plan in the time frames set forth therein.

3.2	Other Development Agreed in Writing by the Parties. Should Aduro and JBI agree to perform together Development or Manufacturing of Licensed Immunotherapeutics other than as set forth in the IND Submission and Manufacturing Update Plan (each an “Other Development”), then such Other Development, along with relevant timelines and budgets (and any terms and conditions particular to such Other Development), shall be set forth in a plan for such Other Development that is agreed and executed by the Parties. The cost to JBI for such Other Development shall be Aduro’s FTE Costs and Out-of-Pocket Expenses, unless otherwise agreed by the Parties, and reimbursed as described in Section 2.5.4 above.

3.3	Subcontracting. Each Party may perform any activities in support of its activities under this Agreement through subcontracting to a Third-Party contractor or contract service organization; provided that: (i) none of the rights of the other Party hereunder are materially adversely affected as a result of such subcontracting; (ii) any such Third-Party subcontractor shall enter into an appropriate written agreement obligating such Third Party to be bound by obligations of confidentiality and restrictions on use that are no less restrictive than set forth herein; (iii) such Party will obligate such Third Party to agree in writing to assign or license (with the right to grant sublicenses) to such Party any inventions (and Patents covering such inventions) invented or otherwise discovered or generated by such Third Party, and know-how generated by such Third Party, in performing such services for such Party that are necessary for such Party to meet its ownership and license obligations under this Agreement; and (iv) such Party shall be responsible for appropriately monitoring, directing, managing and supervising such subcontractor and, if it fails to do so, shall be responsible for the acts and omissions of such subcontractor. Notwithstanding the foregoing, except as expressly set forth otherwise in the IND Submission and Manufacturing Update Plan, Aduro shall not sub-contract any of the activities set forth therein to a Third Party without JBI’s prior written consent, which consent shall not be unreasonably withheld, delayed or conditional.

3.4	Limitation of Development and Manufacturing Obligations. This Article 3, together with Sections 2.5 and 2.6, sets out the Development and Manufacturing obligations of Aduro under this Agreement. All additional activities requested by JBI shall be subject to the written agreement of Aduro in its sole discretion.

4	OVERSIGHT OF THE IND SUBMISSION AND MANUFACTURING UPDATE PLAN

4.1	General. Aduro shall conduct the activities performed under the IND Submission and Manufacturing Update Plan in cooperation with JBI (and excluding any activities to be conducted by JBI as expressly set forth therein).

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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4.2	IND Submission and Manufacturing Update Plan and Technology Transfer Plan Managers. Promptly following the Closing Date, each Party shall nominate managers to act as the respective points of contact for that Party for each of the IND Submission and Manufacturing Update Plan and Technology Transfer Plan with respect to development, manufacturing, regulatory, and other collaborative activities hereunder, which managers will coordinate each Party’s respective tasks and ensure that queries and comments are directed within his/her organisation appropriately to ensure efficient communication and cooperation between the Parties. Either Party may replace its managers at any time upon written notice to the other Party. Managers would be expected to attend meetings of the JSC at either Party’s request.

4.3	Joint Steering Committee. Promptly after the Closing Date, the Parties shall establish a committee (the “Joint Steering Committee” or “JSC”) as more fully described below. The JSC shall review and oversee the activities performed under the IND Submission and Manufacturing Update Plan and Technology Transfer Plan; provided, however, that the JSC shall have no authority to amend this Agreement.

4.4	Membership and Meetings of the JSC.

4.4.1 The JSC shall comprise an equal number of representatives from each of JBI and Aduro. The exact number of such representatives shall be up to two (2) for each Party, or such other number as the Parties may agree. Each Party shall provide the other with a list of its initial members of the JSC within [*] days after the Closing Date. Notwithstanding that each Party shall use reasonable endeavours to maintain the continuity of its representation, each Party may replace any or all of its representatives and/or appoint a proxy at any time by giving prior written notification to the other. Each Party may, in its reasonable discretion, invite up to two (2) other employees of such Party to attend meetings of the JSC. Additional attendees shall be subject to the prior consent of the other Party. Each Party will provide advance notice of any additional attendees it will include without limitation at a meeting of the JSC. Each Party shall designate one (1) of its JSC members as co-chair.

4.4.2 Until such time as the IND Submission and Manufacturing Update Plan has been completed, the JSC shall meet at least four (4) times per year in a manner, time and place as the Parties shall agree. Meetings of the JSC that are held in person shall alternate between the offices of the Parties, or such other place as the Parties may agree. Each Party will be responsible for its members expenses incurred in attending all JSC meetings.

4.4.3 The chairpersons of the JSC shall be responsible for calling each meeting, setting and distributing agenda items in advance of the meeting and issuing appropriate minutes of each meeting of the JSC within [*] days of the date of such meeting and shall allocate such responsibilities between themselves. The minutes shall be considered as accepted if, within [*] days from receipt, no one has objected in a traceable form to the chairpersons.

4.5	JSC Responsibilities. The JSC shall oversee the conduct of the IND Submission and Manufacturing Update Plan and Technology Transfer Plan. To that end, the JSC shall be responsible, without limitation, for the following:

4.5.1 The review of the progress of, and approval of any modifications to, the IND Submission and Manufacturing Update Plan and Technology Transfer Plan, including modifications to the associated budgets subject to the penultimate sentence of this Section 4.5;

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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4.5.2 The formation of sub-committees for development, regulatory, manufacturing or otherwise as appropriate, which sub-committees shall report their progress to the JSC at each regularly scheduled JSC meeting, with any dispute among the sub-committee members referred to the JSC for resolution; and

4.5.3 Any other responsibilities as may be assigned to the JSC pursuant to this Agreement or as may be mutually agreed upon by the Parties in writing from time to time.

Where any decision of the JSC would alter or increase Aduro’s contractual obligations or financial obligations under this Agreement, including the IND Submission and Manufacturing Update Plan, then the JSC’s role shall be limited to making recommendations to the Parties as to the proposed decision. Any such decision shall not take effect unless and until agreed by the Parties in writing in an amendment to this Agreement.

4.6	Quorum and Decision Making. A meeting of the JSC shall be considered to have a quorum provided that the co-chairperson from each Party is in attendance and a majority of the JSC is present at such meeting. In the event the JSC members are unable to agree on a particular decision, the issue in question shall be referred to the management of JBI and Aduro, as designated in Article 16, for further deliberation. In the event that JBI and Aduro do not reach consensus on a matter within the purview of the JSC, then except as set forth in Section 4.5 above, JBI shall have the final decision. Any decision required or permitted to be taken by the JSC may be taken in accordance with the above without a meeting taking place, if a consent in writing including electronic mail, setting forth the decision so taken, is approved by the chairpersons.

4.7	Termination. Following completion of the activities specified in each of the IND Submission and Manufacturing Update Plan and Technology Transfer Plan, either Party shall have the right to terminate the JSC by written notice to the other.

5	TECHNOLOGY TRANSFER; MASTER CELL BANK; MANUFACTURING; AND PLATFORM UPDATES

5.1	Initial Technology Transfer. Aduro will transfer or arrange to have transferred to JBI, in accordance with the plan set forth as the Technology Transfer Plan Schedule (the “Technology Transfer Plan”): (i) a copy of all Aduro Know-How useful or reasonably necessary for the Development or Manufacturing of Licensed Immunotherapeutics; (ii) all materials useful or reasonably necessary for the Development or Manufacturing of Licensed Immunotherapeutics (in quantities set out in the IND Submission and Manufacturing Update Plan or if not set forth therein in reasonable quantities to be mutually agreed upon); (iii) a copy of all preclinical and clinical analytical or other assays useful or reasonably necessary for the Development or Manufacturing of Licensed Immunotherapeutics in an orderly fashion including those specifically set forth in the Technology Transfer Schedule; and (iv) any other items set forth therein. Aduro shall use its commercially reasonable best efforts to complete such transfer within [*] days following the Closing Date.

5.2	Technology Transfer Completion Plan. With respect to any Aduro Know-How or materials not already transferred pursuant to Section 5.1 above prior to the first meeting of the JSC, the JSC shall develop procedures and make such plan (a “Technology Transfer Completion Plan”) as the JSC deems necessary. If any such Aduro Know-How already exists in electronic form, then it shall be transferred in electronic rather than paper form.

5.3	Transfer of Additional Aduro Know-How. If either JBI or Aduro discovers any Aduro Know-How or materials that have not been transferred to JBI pursuant to Sections 5.1 and 5.2 above and that is useful or reasonably necessary for the Development and Commercialization of a Licensed Immunotherapeutic, including any which arises pursuant to the activities conducted under the IND Submission and Manufacturing Update Plan, then Aduro shall promptly transfer to JBI, such materials or a copy of such Aduro Know-How. If such Aduro Know-How already exists in electronic form, then it shall be transferred in electronic rather than paper form.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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5.4	Master Cell Bank and Manufacturing pursuant to the IND Submission and Manufacturing Update Plan. The clinical supplies of the Lead 214 Immunotherapeutic shall be prepared as described in the IND Submission and Manufacturing Update Plan. Title to the Master Cell Bank and the clinical supplies shall vest with JBI, and Aduro may not use them for any purpose other than to satisfy its obligations under this Agreement. Aduro shall ensure that clinical supplies supplied to JBI under the IND Submission and Manufacturing Update Plan shall meet the release specifications mutually agreed to by Aduro and JBI and be manufactured in accordance with GMPs. Without limiting the foregoing, Aduro shall cooperate with JBI in the implementation of the Remediation Plan as described in the 741 Agreement. In addition, Aduro and the Janssen Supply Chain quality organization shall introduce into the quality agreement contemplated by the 741 Agreement such provisions are as necessary so that JBI will also have direct oversight of both (i) Aduro’s quality control and quality assurance with respect to the Master Cell Bank and (ii) the [*].

5.5	Manufacturing of Licensed Immunotherapeutics Subsequent to IND Submission and Manufacturing Update Plan Activity. Upon JBI’s request, Aduro shall provide reasonable cooperation to JBI to assist JBI in establishing its own manufacturing relationships or agreements with any Third Party to manufacture Licensed Immunotherapeutics or any components thereof, including technology transfer activities from Aduro’s Third-Party manufacturers to manufacturers selected by JBI, provided that all costs incurred with respect to any such agreements and relationships with Third Parties shall be borne solely by JBI.

5.6	Technology Transfer Costs. The cost to JBI for such Technology Transfer activities shall be [*]. Other than the Technology Transfer activities contemplated in the Technology Transfer Plan, the Parties shall agree in writing on plans and budgets necessary to implement Technology Transfer activities contemplated by this Section 5.6 taking into account the reasonable availability of Aduro’s resources.

5.7	Platform Updates. Commencing after the second year anniversary of the Closing Date, Aduro shall provide to JBI, on the following schedule and at no charge, but subject to Section 7.2, an annual update on Aduro’s Listeria monocytogenes-based technology platform (each a “Platform Update”) consisting of the information set forth in the Platform Update Schedule. Platform Updates hereunder shall be provided on the same schedule as are Platform Updates (as defined in the 741 Agreement) under the 741 Agreement and, if appropriate, may be consolidated into single report.

6	RESEARCH, DEVELOPMENT AND COMMERCIALIZATION OF LICENSED IMMUNOTHERAPEUTICS

6.1	General. Except as otherwise expressly provided for in this Agreement (including the IND Submission and Manufacturing Update Plan), and subject to its obligations herein, JBI shall have decision-making authority, control and responsibility with respect to all Development, Manufacturing and Commercialization of Licensed Immunotherapeutics.

Without limiting the foregoing, Aduro and JBI have considered together the [*] for the Licensed Immunotherapeutics and JBI’s [*] includes as a portion of the overall plan the [*] Subset of Planned [*] Schedule annexed to this Agreement (each a “Planned [*]”). A draft [*] each such Planned [*] shall be shared with Aduro prior to [*], and Aduro shall be permitted [*] days to review and comment on the draft [*]. All comments from Aduro will be carefully considered by JBI. Any material amendments to the [*] for each [*] shall be promptly provided to Aduro for review and discussed with Aduro if so requested.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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6.2	Commercially Reasonable Efforts.

6.2.1 JBI will use Commercially Reasonable Efforts to Develop in order to seek approval for and, where approved, Commercialize Licensed Immunotherapeutics in: [*], except in those situations where JBI can demonstrate failure to perform such Development or to seek approval is due to circumstances beyond JBI’s reasonable control. JBI will send Aduro a written status report on its activities with respect to its Development and Commercialization of Licensed Immunotherapeutics every twelve (12) months. The report will summarize material Development and Commercialization efforts and expected Commercialization timelines on a country-by-country basis (to the extent JBI prepares such reports on a country-by-country basis for its own use). Aduro shall have the right to inquire of JBI following each Calendar Quarter whether any material changes in its Development and Commercialization effort have occurred since the last annual report, and JBI will use commercially reasonable efforts to provide to Aduro an oral or written summary promptly thereafter. Without limiting the foregoing, in the event that JBI [*] in order to [*], the expense associated with such [*] shall not be a basis for JBI [*].

6.2.2 If Aduro believes that JBI is not complying with its obligations under Section 6.2.1 above, it shall send a written notice to JBI stating the same and detailing what specific steps Aduro believes would be necessary for JBI to remedy such deficiency. Within [*] days thereafter, Aduro and JBI shall meet and discuss in good faith an appropriate solution. Should the Parties be unable to agree on an appropriate solution, a progressive escalation process may be instituted by Aduro up to and including a meeting between the CEO of Aduro and the head of oncology research, development, and/or commercialization (as relevant) of JBI or its Affiliates and non-binding mediation in accordance with Section 16.1.

6.2.3 Should Aduro and JBI be unable to agree after use of the escalation process, Aduro shall have the right to trigger arbitration as contemplated in Section 6.2.4 below.

6.2.4 All issues under Section 6.2.1 remaining unresolved after escalation as described above shall be resolved by binding arbitration pursuant to the CPR Global Rules for Accelerated Commercial Arbitration (“CPR Accelerated Rules”), except where that procedure conflicts with these provisions, in which case these provisions shall control. The arbitration shall be conducted by a single neutral, mutually agreed arbitrator with at least ten (10) years’ experience in the life sciences industry and with appropriate expertise in the area in which the subject dispute arose; provided that if the Parties are unable to agree as to appropriate arbitrator, such arbitrator shall be appointed by CPR Institute for Dispute Resolution (“CPR”) from its Health Care & Life Sciences Panel of Distinguished Neutrals or other Panel provided such arbitrator has the credentials referenced above. The expert arbitrator shall be impartial and independent of the Parties and shall abide by the Code of Ethics for Arbitrators in Commercial Disputes (available at http://www.adr.org/EthicsAndStandards). Each Party shall provide the arbitrator and the other Party with a written report setting forth its position with respect to the substance of the dispute within [*] days after the Initial Conference (as defined by the CPR Accelerated Rules). Each Party may submit a revised report and position to the arbitrator within [*] days of receiving the other Party’s report. If so requested by the arbitrator, each Party shall make oral and/or other written submissions to the arbitrator in accordance with the CPR Accelerated Rules; provided that the other Party shall have the right to be present during any oral submissions. In any arbitration under this Section 6.2.4, the arbitrator and the Parties shall use their diligent efforts to resolve such dispute within [*] days after the selection of the arbitrator. The arbitrator’s ruling shall be final and binding upon the Parties; provided that a Party may challenge such ruling solely in the event of misconduct by the arbitrator.

6.2.5 In rendering a decision the arbitrator shall specify what, if any, obligations JBI failed to perform and specify those actions which JBI should undertake to satisfy the obligations set forth in Section 6.2.1. If the arbitrator determines that JBI has not met its obligations under Section 6.2.1, JBI shall then have the option of: (i) agreeing to use reasonable efforts to perform the specified steps as set forth by the arbitrator; (ii) revising the definition of Territory herein to exclude some or all of such country(ies) from this Agreement;

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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or (iii) seeking a Sublicensee, either globally or on a country specific basis as necessary to perform the specified steps in some or all of such country(ies). Except as expressly provided herein, there shall be no obligations of Development, Commercialization or other diligence, either implied or construed, upon a Party.

7	FINANCIALS

7.1	License Fee. As consideration for the rights and obligations as set forth herein, JBI shall pay Aduro a non-refundable license fee of thirty million US dollars (US$30,000,000). Aduro shall invoice JBI promptly after the Closing Date, and JBI shall make such payment within [*] business days of receipt thereof.

7.2	Early Platform Update Payment. Aduro shall have the right, at its sole option, to provide a Platform Update described in Section 5.7 to JBI no sooner than [*] following the Closing Date and no later than [*] following the Execution Date (the “Platform Early Update Period”). If Aduro does provide a Platform Update during the Platform Early Update Period, so long as such early Platform Update meets the criteria set forth on the Platform Update Schedule, JBI will pay Aduro a non-refundable early platform update payment of [*]. Aduro shall invoice JBI promptly after delivery of the Platform Update, and JBI shall make such payment within [*] days of receipt thereof in accordance with the Invoice Procedure Schedule. Notwithstanding the foregoing, JBI shall have the right to accelerate the window for such early Platform Update upon [*] days written notice to Aduro, in which case the early Platform Early Update Period shall be reset to extend from [*] days following the date of Aduro’s receipt of such notice until the date that is [*] days following the date of Aduro’s receipt of such notice, inclusive. In the event Aduro confirms in writing that it will not provide such early Platform Update during the applicable period, whether or not accelerated pursuant to the previous sentence: (i) Aduro shall not be deemed to be in breach of the Agreement on the account of such omission; and (ii) JBI shall have no obligation to make such payment, regardless of any later Platform Update(s). The Parties shall meet in person or via teleconference during the first week of the Platform Early Update Period (whether accelerated or not) to discuss plans for the early Platform Update.

7.3	IND Submission and Manufacturing Update Plan Payments. Subject to the terms and conditions of this Agreement, in consideration of Aduro’s performance of the IND Submission and Manufacturing Update Plan, JBI shall pay, or cause to be paid, to Aduro each of the following non-refundable, non-creditable payments upon the achievement of each of the following events.

PAYMENTS FOR PERFORMANCE OF THE IND SUBMISSION AND MANUFACTURING UPDATE PLAN	Payment
[*]	$	[*	]
[*]	$	[*	]

The achievement of any event set forth above shall accelerate all other events that precede such event, and in such case, the event not previously achieved will be deemed to have been achieved for all purposes under this Agreement at the time of achievement of any subsequent event.

7.4	Milestone Payments.

7.4.1 Subject to the terms and conditions of this Agreement, in partial consideration for the rights and licenses granted by Aduro to JBI hereunder, JBI shall pay, or cause to be paid, to Aduro each of the following non-refundable, non-creditable milestone payments upon the achievement of each of the following milestone events by JBI, its Affiliates or its Sublicensees with respect to Licensed Immunotherapeutics. For the avoidance of doubt, each milestone payment listed below shall be payable only once and shall not be paid

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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on any subsequent occurrence of the same event with respect to any subsequent Licensed Immunotherapeutic. In addition, for each First Commercial Sale milestone, such milestone would only be payable in connection with a First Commercial Sale for the [*] after Regulatory Approval of such Licensed Immunotherapeutic for [*] (e.g. [*] would not trigger such milestone and therefore if a Licensed Immunotherapeutic [*] not result in [*]). For purposes of this Section 7.4.1, [*].

Milestone Events		Milestone payment
(1)	[*]	$[*]
(2)	[*]	$[*]
(3)	[*]	$[*]
(4)	[*]	$[*]
(5)	[*]	$[*]
(6)	[*]	$[*]
(7)	[*]	$[*]
(8)	[*]	$[*]
(9)	[*]	$[*]
(10)	[*]	$[*]
(11)	[*]	$[*]
(12)	[*]	$[*]
(13)	[*]	$[*]
(14)	[*]	$[*]
(15)	[*]	$[*]
(16)	[*]	$[*]
(17)	[*]	$[*]
(18)	[*]	$[*]
(19)	[*]	$[*]
(20)	[*]	$[*]
(21)	[*]	$[*]

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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Milestone Events		Milestone payment
(22)	[*]	$[*]
(23)	[*]	$[*]
(24)	[*]	$[*]
(25)	[*]	$[*]
(26)	[*]	$[*]
(27)	[*]	$[*]
(28)	[*]	$[*]
(29)	[*]	$[*]
(30)	[*]	$[*]
(31)	[*]	$[*]
(32)	[*]	$[*]
(33)	[*]	$[*]
(34)	[*]	$[*]
(35)	[*]	$[*]
(36)	[*]	$[*]
(37)	[*]	$[*]
(38)	[*]	$[*]; additional $[*] if prior to [*]
(39)	[*]	$[*]
(40)	[*]	$[*]; additional $[*] if prior to [*]
(41)	[*]	$[*]
(42)	[*]	$[*]; additional $[*] if prior to [*]
(43)	[*]	$[*]
(44)	[*]	$[*]
(45)	[*]	$[*]
(46)	[*]	$[*]

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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Milestone Events		Milestone payment
(47)	[*]	$[*]
(48)	[*]	$[*]
(49)	[*]	$[*]
(50)	[*]	$[*]
(51)	[*]	$[*]
(52)	[*]	$[*]
(53)	[*]	$[*]
(54)	[*]	$[*]
(55)	[*]	$[*]
(56)	[*]	$[*]
(57)	[*]	$[*]
(58)	[*]	$[*]
(59)	[*]	$[*]
(60)	[*]	$[*]
(61)	[*]	$[*]
(62)	[*]	$[*]
(63)	[*]	$[*]
(64)	[*]	$[*]
(65)	[*]	$[*]
(66)	[*]	$[*]
(67)	[*]	$[*]
(68)	[*]	$[*]
(69)	[*]	$[*]
(70)	[*]	$[*]
(71)	[*]	$[*]
(72)	[*]	$[*]

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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Milestone Events		Milestone payment
(73)	[*]	$[*]
(74)	[*]	$[*]

7.4.2 JBI shall notify Aduro promptly in writing (and in any event within [*] days of the achievement of any milestone event). Aduro shall invoice JBI promptly upon receipt of such notice and JBI shall make the applicable non-refundable milestone payments set forth above within [*] days of receipt thereof.

7.4.3 The achievement of certain milestones set forth above (an “Achieved Milestone”) shall accelerate certain specified other milestones that would usually (but not always) be achieved in advance of such Achieved Milestone (a “Skipped Milestone”). In such case, the associated Skipped Milestone not previously or concurrently achieved will be deemed to have been achieved for all purposes under this Agreement at the time of achievement of the Achieved Milestone. Only Skipped Milestones set forth in the below table for each Achieved Milestone will be so accelerated or deemed to have been achieved without actually being achieved.

Achieved Milestone	Associated Skipped Milestones
[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]

8	ROYALTIES RELATING TO LICENSED IMMUNOTHERAPEUTICS

8.1	Royalty Amount. As partial consideration for the exclusive licenses provided herein, and subject to the limitations below, JBI shall pay to Aduro royalties on aggregate Net Sales of Licensed Immunotherapeutics for each Calendar Year during the Royalty Term, applicable on a Licensed Immunotherapeutic by Licensed Immunotherapeutic basis, as follows:

(i) for Net Sales of a Licensed Immunotherapeutic in a Calendar Year of less than an aggregate of [*] worldwide, [*] of that portion of such Net Sales as occurred in the United States and [*] of that portion of such Net Sales as occurred outside of the United States (in each case, as determined in accordance with Section 8.2 below);

(ii) for Net Sales of a Licensed Immunotherapeutic in a Calendar Year of between an aggregate [*] and [*] worldwide, [*] of that portion of such Net Sales as occurred in the United States and [*] of that portion of such Net Sales as occurred outside of the United States (in each case, as determined in accordance with Section 8.2 below);

(iii) for Net Sales of a Licensed Immunotherapeutic in a Calendar Year of between an aggregate of [*] and [*] worldwide, [*] of that portion of such Net Sales as occurred in the United States and [*] of that portion of such Net Sales as occurred outside of the United States (in each case, as determined in accordance with Section 8.2 below); and

(iv) for Net Sales of a Licensed Immunotherapeutic in a Calendar Year of greater than an aggregate of [*] worldwide, [*] of that portion of such Net Sales as occurred in the United States and [*] of that portion of such Net Sales as occurred outside of the United States (in each case, as determined in accordance with Section 8.2 below).

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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8.2	Territorial Pro Ration. In order to determine what amount of Net Sales in each tier shall be applied to Net Sales within the United States versus outside of the United States, such tier shall be pro-rated in a ratio in which global Net Sales for the applicable Calendar Quarter are divided between Net Sales in the United States and Net Sales outside of the United States. For example if, in a given Calendar Quarter, $[*] of Net Sales were made globally, and [*] of such Net Sales occurred in the United States, then JBI would pay royalties under the tier described in Section 8.1(i) on $[*] at the rate set forth for the United States (e.g. [*]) and on $[*] at the rate set forth for outside of the Unites States ($[*]). With respect to the remaining $[*], JBI would pay royalties under the tier described in Section 8.1(ii) on [*] of such Net Sales (e.g. $[*]) at the rate set forth for the United States (e.g. $[*]) and on [*] of such Net Sales (e.g. $[*]) at the rate set forth for outside of the United States (e.g. $[*]) and under the tier described in Section 8.1(iii) on [*] of such Net Sales (e.g. $[*]) at the rate set forth for the United States (e.g. $[*]) and on the [*] of such Net Sales (e.g. $[*]) at the rate set forth for outside of the United States (e.g. $[*]).

8.3	Royalty Term. The royalty amounts set forth above shall be payable for each Licensed Immunotherapeutic on a product-by-product and country-by-country basis from the date of First Commercial Sale of such Licensed Immunotherapeutic in such country until the later of: (a) twelve (12) years from the date of First Commercial Sale of such Licensed Immunotherapeutic in such country; (b) until the last to expire of any Valid Claim of an Aduro Patent that Covers the composition of matter of such Licensed Immunotherapeutic or the only approved method(s) of use of such Licensed Immunotherapeutic in such country; or (c) expiry of all Data Exclusivity Rights with respect to such Licensed Immunotherapeutic in such country (the “Royalty Term”).

8.4	Period Pro Ration. If an event that results in a change to the royalty rate payable occurs during a Calendar Quarter (such as a patent expiry or the third anniversary of the First Commercial Sale of a Licensed Immunotherapeutic) and it is not practical to determine with certainty which relevant Net Sales took place before and which Net Sales took place after such event, then the Net Sales for such Calendar Quarter affected by such change shall be pro-rated over such Calendar Quarter based upon the number of business days in the relevant country or countries in the Territory in such Calendar Quarter before the occurrence of such event as compared to the total business days in such country or countries in such Calendar Quarter.

8.5	Royalty Rate Adjustments.

8.5.1 Valid Claim. On a Licensed Immunotherapeutic-by-Licensed Immunotherapeutic and country-by-country basis, the royalty rates specified in Section 8.1 above shall be reduced by (x) [*] (i.e. to [*] and [*]) of the applicable royalties payable by JBI, its Affiliates or Sublicensees pursuant to Section 8.1(i) and (y) [*] of the applicable royalties payable by JBI, its Affiliates or Sublicensees pursuant to Sections 8.1(ii), 8.1 (iii) and 8.1(iv), in each case with respect to Net Sales of a Licensed Immunotherapeutic in a country in which there is no Valid Claim [*] of such Licensed Immunotherapeutic in such country.

8.5.2 Third-Party Licenses. The Parties acknowledge and agree that JBI may enter into Third-Party Licenses reasonably useful or necessary for the Exploitation of Licensed Immunotherapeutics. In such event, JBI shall, subject to Section 8.5.4 below, be entitled to deduct from royalties otherwise payable to Aduro in respect of Net Sales in the country or countries in respect of which it has obtained such a license, [*] of the applicable royalty payments actually paid by JBI, its Affiliates or Sublicensees to such Third Party

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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pursuant to such Third-Party License in the relevant period in respect of sales of such Licensed Immunotherapeutic in such country or countries. Notwithstanding the foregoing, no deduction may be taken for any Third-Party payments in respect of [*].

8.5.3 Compulsory License. If at any time a Third Party in any country shall, under the right of a Compulsory License manufacture, use, sell, offer to sell, or import any Licensed Immunotherapeutic, then with respect to the royalties that would be payable hereunder JBI may reduce the royalty rate on sales in such country of such Licensed Immunotherapeutic to the compulsory royalty rate.

8.5.4 Cumulative Adjustments; Exclusions. Notwithstanding anything to the contrary herein, under no circumstances will aggregate royalties due to Aduro in any Calendar Year in any country with respect to a given Licensed Immunotherapeutic be reduced by the application of the reductions and offsets set forth in this Section 8.5: (i) with respect to royalty amounts due under Section 8.1(i), by an aggregate amount greater than the reduction permitted under Section 8.5.1(x) and (ii) with respect to royalty amounts due under Sections 8.1(ii) and 8.1(iii), by an aggregate amount greater than [*] of the royalty amount that would otherwise be payable (assuming no deductions) to Aduro pursuant to Sections 8.1(ii) and 8.1(iii).

9	PAYMENT TERMS

9.1	Currency of Payment and Related Matters.

9.1.1 All payments under this Agreement will be made in United States dollars.

9.1.2 For purposes of computing royalty payments for Net Sales made in currencies other than United States Dollars, such Net Sales shall be converted into United States dollars using the Currency Hedge Rate(s).

9.1.3 For the upcoming calendar year, JBI shall provide in writing to Aduro not later than [*] business days after the Currency Hedge Rate(s) are available from the GTSC (which is customarily at the end of October): (i) a Currency Hedge Rate(s) to be used for the local currency of each country of the Territory; and (ii) the details of such Currency Hedge Rate(s).

9.1.4 The Currency Hedge Rate(s) will remain constant throughout the upcoming Calendar Year and JBI shall use the Currency Hedge Rate(s) to convert Net Sales to the Dollars for the purpose of calculating royalties.

9.1.5 All royalties shall be paid through wire transfer at the bank(s) and to the account(s) designated by Aduro.

9.2	Late Payments. If JBI fails to pay a sum payable by it under this Agreement within [*] business days after the due date for payment, JBI shall pay interest on such sum for the period from and including the due date up to the date of actual payment at the rate that is [*]. The interest will accrue from day to day on the basis of the actual number of days elapsed and a 365-day year and shall be payable on demand and compounded quarterly in arrears.

9.3	Reports and Payments. JBI shall make all royalty payments due within [*] days following the end of each Calendar Quarter. Furthermore, each royalty payment due shall be accompanied by a written report showing the Net Sales and the royalty amount payable during the relevant Calendar Quarter. At the end of each Calendar Year, the Parties shall calculate whether there has been any underpayment or overpayment by JBI during the course of that Calendar Year. In the event that an overpayment has occurred, JBI shall be entitled to offset such overpayment against royalties payable to Aduro in the first Calendar Quarter of the subsequent Calendar Year and in the event that an underpayment has occurred, JBI shall pay a sum equal to such underpayment to Aduro in addition to the royalties paid in the first Calendar Quarter of the subsequent Calendar Year. If prepared by JBI

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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for its own internal purposes, JBI will provide Aduro [*] within the first [*] days of the end of the applicable Calendar Quarter. Such [*] shall be reasonably based on information then-currently available and is non-binding [*]. JBI will not be responsible for Aduro’s use of [*] and shall have no liability with respect thereto. Aduro acknowledges that [*] is being provided solely for Aduro’s convenience.

9.4	Records. Each Party shall keep and cause its Affiliates and Sublicensees to keep true and accurate books and records, consistent with relevant accounting standards in sufficient detail to enable the payments due or subject to reimbursement to be determined, until the end of the third Calendar Year following the Calendar Year to which such books and records pertain or, if longer, as required by Applicable Law. Upon the request of a Party, but not more often than once per Calendar Year, such Party may, at its expense (except as otherwise provided herein), designate an independent public accountant acceptable to the other Party (such acceptance not to be unreasonably withheld, conditioned or delayed) to review such books and records to verify the accuracy of the payments made or payable hereunder during the preceding three (3) Calendar Years. The report of the independent public accountant may be provided with the other Party prior to distribution to the auditing Party such that the other Party can provide the independent public accountant with justifying remarks for inclusion in the report prior to sharing the conclusions of such independent public audit. The final audit report will be shared with JBI and Aduro at the same time and specify whether the amounts paid to a Party pursuant thereto were correct or, if incorrect, the amount of any underpayment or overpayment. The non-auditing Party shall promptly pay any underpayment to the auditing Party, together with interest calculated in the manner provided in Section 9.2. If the independent accountant discovers any inaccuracy that has caused any underpayments to the auditing Party by the non-auditing Party of [*] or more in the relevant audit period, the expenses of the accountant shall be borne by non-auditing Party.

9.5	No Further Payment Obligations. JBI shall have no payment obligations to Aduro except as expressly set forth in this Agreement. Except as may otherwise be expressly agreed to in writing by JBI, Aduro is solely responsible for any royalties, milestones, or any other payment or consideration due to any Third Party as a result of JBI’s Development or Commercialization of the Licensed Immunotherapeutics, including any consideration due to The [*] pursuant to the [*] Agreement.

10	TAXES

10.1 JBI will make all payments to Aduro under this Agreement without deduction or withholding for taxes except to the extent that any such deduction or withholding is required by law in effect at the time of payment.

10.2 Any tax required to be withheld on amounts payable under this Agreement will promptly be paid by JBI on behalf of Aduro to the appropriate governmental authority, and JBI will furnish Aduro with proof of payment of such tax. Any such tax required to be withheld will be an expense of and borne by Aduro.

10.3 JBI and Aduro will cooperate with respect to all documentation required by any taxing authority or reasonably requested by the other to secure a reduction or exemption in the rate of applicable withholding taxes. On the Closing Date, Aduro will deliver to JBI an accurate and complete Internal Revenue Service Form W-9

10.4 If JBI had a duty to withhold taxes in connection with any payment it made to Aduro under this Agreement but JBI failed to withhold, and such taxes were assessed against and paid by JBI, then Aduro will indemnify and hold harmless JBI from and against such taxes (including interest and penalties). If JBI makes a claim with respect to the foregoing, it will comply with the obligations imposed by 10.2 above as if JBI had withheld taxes from a payment to Aduro.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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11	INTELLECTUAL PROPERTY AND MATERIALS

11.1	Ownership and Inventorship.

11.1.1 No Licenses. Other than as expressly provided in this Agreement, neither Party grants any right, title, or interest in any Information, Patent, or other intellectual property right Controlled by such Party or its Affiliates to the other Party or its Affiliates.

11.1.2 Ownership of Technology.

(i) As between the Parties, Aduro shall own and retain all right, title and interest in and to the Aduro Intellectual Property.

(ii) As between the Parties, Aduro shall own and retain all right, title and interest in and to any intellectual property, including Patents, conceived, discovered, developed or otherwise made or reduced to practice by or on behalf of Aduro or its Affiliates (either alone or jointly with others) during the course of, in furtherance of, and as a direct result of Development, Manufacturing or Commercialization of Licensed Immunotherapeutics hereunder, and that does not name any inventors having an obligation of assignment to JBI at the time such intellectual property is conceived, discovered, developed or otherwise made (collectively herein “Aduro Project IP”).

(iii) Except as set forth in subsection (ii) above, as between the Parties, JBI shall own and retain all right, title and interest in and to any intellectual property, including Patents, conceived, discovered, developed or otherwise made or reduced to practice by or on behalf of JBI or its Affiliates (either alone or jointly with others) during the course of, in furtherance of, and as a direct result of Development, Manufacturing or Commercialization of Licensed Immunotherapeutics hereunder, and that does not name any inventors having an obligation of assignment to Aduro at the time such intellectual property is conceived, discovered, developed or otherwise made (collectively herein “JBI Project IP”).

(iv) The Parties shall jointly own any intellectual property, including Patents, conceived, discovered, developed or otherwise made or reduced to practice during the course of, in furtherance of, and as a direct result of Development, Manufacturing or Commercialization of Licensed Immunotherapeutics hereunder, and that names any inventors having an obligation of assignment to Aduro and any inventors having an obligation of assignment to JBI at the time such intellectual property is conceived, discovered, developed or otherwise made (collectively herein “Joint Project IP”).

(v) For the avoidance of doubt, Aduro Project IP and Aduro’s rights in and to any Joint Project IP shall be treated as Aduro Intellectual Property under this Agreement to the extent such Aduro Project IP and Joint Project IP relates to the Licensed Immunotherapeutic Materials. Likewise, JBI Project IP and JBI’s rights in and to any Joint Project IP shall be treated as JBI Know-How or a JBI Patent as appropriate under this Agreement to the extent such JBI Project IP and Joint Project IP is useful or reasonably necessary for the Exploitation of a Licensed Immunotherapeutic; and JBI Project IP and JBI’s rights in and to any Joint Project IP shall be treated as JBI Improvements to Aduro Core Technology under this Agreement to the extent it is an enhancement, improvement or modification to the Aduro Core Technology.

(vi) For purposes of this Section 11, inventorship shall be determined in accordance with applicable United States intellectual property laws, regardless of the country in which such intellectual property is conceived, discovered, developed or otherwise made.

(vii) With regard to intellectual property conceived, discovered, developed or otherwise made or reduced to practice during the course of, in furtherance of, and as a direct result of

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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Development, Manufacturing or Commercialization of Licensed Immunotherapeutics, each Party shall promptly notify the other Party of any such intellectual property of which it becomes aware, and the Parties shall confer in a timely manner in order to take such actions as may be reasonably necessary to protect such intellectual property, including but not limited to filing for patent protection.

11.2	Filing, Prosecution, Maintenance and Defense of Aduro Core Patents.

11.2.1 Aduro shall have the initial right and responsibility for filing, prosecuting, maintaining, enforcing, and defending the Aduro Core Patents, including any intellectual property jointly owned by the Parties in accordance with Section 11.1.2(iv) that is an Aduro Core Patent, at its sole cost and with commercially reasonable diligence. Aduro shall provide JBI with timely copies of all material communications to and from the applicable patent offices concerning prosecution of the Aduro Core Patents, provide JBI the opportunity, reasonably in advance of any filing deadlines, to comment thereon and consult with Aduro about, and consider in good faith the requests and suggestions of JBI concerning, such prosecution.

11.2.2 At least [*] calendar days prior to the applicable date for national stage filing of any international patent application filed under the Patent Cooperation Treaty that is an Aduro Core Patent, Aduro shall provide JBI with a list of countries and regions into which Aduro intends to file such national stage applications. This list shall include at least the United States, the European Patent Office, and Japan (each of which may be filed either directly or through such international patent application). JBI may request that Aduro file such national stage applications in one or more additional countries, with the filing costs in those additional countries (including any required translation costs) at JBI’s expense. Except as provided in Section 11.2.5, Aduro shall retain the sole right and responsibility for prosecuting, maintaining and defending the Aduro Core Patents filed under this Section 11.2.2.

11.2.3 If either Party learns of: (i) any actual or suspected commercially material infringement of an Aduro Core Patent Covering a Licensed Immunotherapeutic by a Third Party; or (ii) any unauthorised commercially material use by a Third Party of Aduro Know-How relating to a Licensed Immunotherapeutic; it shall promptly notify the other Party, and representatives of JBI and Aduro shall confer to determine in good faith an appropriate course of action to enforce or defend such intellectual property rights in accordance with Section 11.6.

11.2.4 Upon notice that a Third Party has commenced any action to oppose, revoke, cancel or invalidate an Aduro Core Patent Covering a Licensed Immunotherapeutic, JBI and Aduro shall confer to determine in good faith an appropriate course of action to enforce or defend such intellectual property rights in accordance with Section 11.6.

11.2.5 In the event that Aduro decides with respect to any country not to file or prosecute, or to abandon or let lapse, any Aduro Core Patent during the Term, Aduro shall notify JBI of such decision at least [*] calendar days prior to the expiration of any deadline relating to such activities. JBI shall have the option, but not the obligation, to assume responsibility in writing within [*] days of such notice for prosecuting, maintaining, and defending such Aduro Core Patent, at JBI’s sole expense. Failure to provide such written notice shall be considered a decision by the other Party that it will not exercise such option, and such option shall immediately terminate. Assuming JBI exercises its option, JBI shall keep Aduro informed of all direct costs incurred by JBI in prosecuting, maintaining and defending such Aduro Core Patent, [*].

11.3	Filing, Prosecution, Maintenance and Defense of Licensed Immunotherapeutic Specific Patents and Patent Rights in JBI Improvements to Aduro Core Technology.

11.3.1 JBI shall have the initial right and responsibility for filing, prosecuting, maintaining, enforcing, and defending the Licensed Immunotherapeutic Specific Patents, including any intellectual property jointly owned by the Parties in accordance with Section 11.1.2(iv) that is a Licensed Immunotherapeutic Specific Patent, and any Patent rights in JBI Improvements to Aduro Core Technology

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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(“JBI Core Improvement Patent”) at its sole cost and with commercially reasonable diligence. JBI shall provide Aduro with timely copies of all material communications to and from the applicable patent offices concerning prosecution of the Licensed Immunotherapeutic Specific Patents and JBI Core Improvement Patents, provide Aduro the opportunity, reasonably in advance of any filing deadlines, to comment thereon and consult with JBI about, and consider in good faith the requests and suggestions of Aduro concerning, such prosecution.

11.3.2 At least [*] calendar days prior to the applicable date for national stage filing of any international patent application filed under the Patent Cooperation Treaty that is a Licensed Immunotherapeutic Specific Patent or a JBI Core Improvement Patent, JBI shall provide Aduro with a list of countries and regions into which JBI intends to file such national stage applications. This list shall include at least the United States, the European Patent Office, and Japan (each of which may be filed either directly or through such international patent application). Aduro may request that JBI file such national stage applications in one or more additional countries, with the filing costs in those additional countries (including any required translation costs) at Aduro’s expense. Except as provided in Section 11.3.5, JBI shall retain the sole right and responsibility for prosecuting, maintaining and defending the Licensed Immunotherapeutic Specific Patents and JBI Core Improvement Patents filed under this Section 11.3.2.

11.3.3 If either Party learns of: (i) any actual or suspected commercially material infringement of Licensed Immunotherapeutic Specific Patents or JBI Core Improvement Patents by a Third Party, it shall promptly notify the other Party, and representatives of JBI and Aduro shall confer to determine in good faith an appropriate course of action to enforce such intellectual property rights in accordance with Section 11.6.

11.3.4 Upon notice that a Third Party has commenced any action to oppose, revoke, cancel or invalidate any Licensed Immunotherapeutic Specific Patents or JBI Core Improvement Patents, as the case may be, JBI and Aduro shall confer to determine in good faith an appropriate course of action to enforce or defend such intellectual property rights in accordance with Section 11.6.

11.3.5 In the event that JBI decides with respect to any country not to prosecute or to abandon or let lapse any Licensed Immunotherapeutic Specific Patents or JBI Core Improvement Patents during the Term, JBI shall notify Aduro of such decision at least [*] calendar days prior to the expiration of any deadline relating to such activities. Aduro shall have the right, but not the obligation, to assume responsibility for prosecuting, maintaining, and defending such Licensed Immunotherapeutic Specific Patents and JBI Core Improvement Patents, at Aduro’s sole expense. JBI hereby grants, and Aduro accepts, a fully paid up, non-royalty bearing, exclusive (even as to JBI), sublicensable license under JBI’s rights to any Licensed Immunotherapeutic Specific Patents and JBI Core Improvement Patents for which Aduro assumes responsibility under this Section 11.3.5.

11.4	Patent Term Extensions, Patent Certification and Notices.

11.4.1 JBI shall be responsible for determining the strategy for applying for the extension of the term of any patents for which it has responsibility to prosecute, maintain and defend under this Section 11, such as under the “U.S. Drug Price Competition and Patent Term Restoration Act of 1984” (hereinafter the “Act”), the Supplementary Certificate of Protection of the Member States of the European Union and other similar measures in any other country. If requested by JBI, Aduro shall apply for and use its reasonable efforts to obtain such an extension or, should the law require JBI or one of its Sublicensees hereunder to so apply, Aduro hereby gives permission to JBI to do so (in which case Aduro agrees to cooperate with JBI or its Sublicensee, as applicable, in the exercise of such authorization and shall execute such documents and take such additional action as JBI may reasonably request in connection therewith). JBI and Aduro agree to cooperate with one another in obtaining any patent extension hereunder as directed by JBI.

11.4.2 JBI shall be responsible for determining the strategy with respect to certifications, notices and patent enforcement procedures regarding patents for which it has responsibility to prosecute, maintain and defend under this Section 11 under the Act and the Biologics Price Competition and Innovation Act of

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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2009 (hereinafter the “BPCIA”). Aduro shall cooperate, as reasonably requested by JBI, in a manner consistent with Section 11.4.1 and this Section 11.4.2. Aduro hereby authorizes JBI to: (i) provide in any BLA or in connection with the BPCIA, a list of patents that may include Aduro Core Patents that are applicable to the Licensed Immunotherapeutics under the BPCIA (ii) except as otherwise provided in this Agreement, exercise any rights exercisable by JBI as patent owner under the Act or the BPCIA; and (iii) exercise any rights that may be exercisable by JBI as reference product sponsor under the BPCIA, including, (a) providing a list of patents that relate to the Licensed Immunotherapeutics including Aduro Core Patents, (b) engaging in the patent resolution provisions of the BPCIA with regard to Licensed Immunotherapeutic Specific Patents; and (c) determining which Licensed Immunotherapeutic Specific Patents will be the subject of immediate patent infringement action under §351(l)(6) of the BPCIA; provided that with respect to JBI’s exercise of rights under the BPCIA, JBI shall consult with a representative of Aduro designated by Aduro in writing and qualified to receive confidential information pursuant to §365(l) of the BPCIA with respect to JBI’s exercise of any rights exercisable as reference product sponsor including providing such representative with timely copies of material correspondence relating to such matters, providing such representative the opportunity, reasonably in advance of any related JBI action, to comment thereon and to consult with and consider in good faith the requests and suggestions of Aduro with respect to such matters.

11.4.3 In the event that JBI desires to apply for an extension of any patents for which Aduro has responsibility to prosecute, maintain and defend under this Section 11 under the Act, the Supplementary Certificate of Protection of the Member States of the European Union or any other similar measures in any other country; or utilize any such patent for purposes of engaging in the patent resolution provisions or bringing a patent infringement action under the BPCIA; the Parties shall meet in good faith to discuss strategy for such activity, provided that Aduro shall not be obligated to agree to the use of any such patent for any such activity.

11.5	Separation of Aduro Core Patents and Licensed Immunotherapeutic Specific Patents. The Parties acknowledge that certain patent applications owned by Aduro, JBI, or jointly by Aduro and JBI and that are the subject of this Section 11 may contain a specification that supports claims that fall within the definition of Aduro Core Patents, as well as claims that fall within the definition of Licensed Immunotherapeutic Specific Patents. To the extent possible, the Parties shall cooperate to divide such applications into separate daughter patent applications that may claim common priority, such that daughter patent applications that fall within the Aduro Core Patents will not contain any claims falling within the Licensed Immunotherapeutic Specific Patents, and daughter patent applications that fall within the Licensed Immunotherapeutic Specific Patents will not contain any claims falling within the Aduro Core Patents. Aduro shall have the sole right and responsibility for filing, prosecuting, maintaining and defending daughter patent applications that are Aduro Core Patents in accordance with Section 11.2, and JBI shall have the sole right and responsibility for filing, prosecuting, maintaining and defending daughter patent applications that are Licensed Immunotherapeutic Specific Patents in accordance with Section 11.3.

11.6	Mechanism for Enforcement and Defense.

11.6.1 A Party asserting its right to enforce or defend any Aduro Core Patent or Licensed Immunotherapeutic Specific Patent under this Agreement (the “Controlling Party”) shall keep the other Party reasonably informed during the course of any legal action related to such enforcement or defense (an “Action”), and shall consult with such other Party before taking any major steps during the conduct of such Action. The other Party shall provide all reasonable cooperation to the Controlling Party in connection with such Action, including being named as a party to such Action if required for standing purposes.

11.6.2 The Controlling Party in an Action shall not take any position with respect to, or compromise or settle, such Action in any way that is reasonably likely to directly and adversely affect the scope, validity or enforceability of any Aduro Core Patent or Licensed Immunotherapeutic Specific Patent without the other Party’s prior written consent (not to be unreasonably withheld, conditioned, or delayed).

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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11.6.3 A Party having the right to be the Controlling Party in an Action shall provide prompt written notice to the other Party (in a sufficiently timely manner that such Action will not be prejudiced) if

(i) it does not intend to pursue the Action pursuant to this Section 11 or take such other action as is required or permitted under the Act or BPCIA to preserve its ability to prosecute a potential Action (including such actions as contemplated under Section 11.4; or

(ii) it has not commenced such Action within the earlier of: (a) [*] calendar days after notice of infringement, or (b) [*] calendar days prior to the time limit, if any, set forth under Applicable Law for filing such Action or taken such other action; or

(iii) it has ceased or intends to cease to diligently pursue such Action or such other action.

Upon receipt of such written notice, the other Party shall have the option to become the Controlling Party. The other Party shall respond with written notice within [*] business days indicating if it intends to exercise such option, upon which such other Party shall become the Controlling Party, and may take its own action (at its own expense) to enforce, or take such other action with respect to, such Action, including initiating its own Action or taking over prosecution of any such Action initiated previously. Failure to provide such written notice shall be considered a decision by the other Party that it will not exercise such option, and such option shall immediately terminate.

11.6.4 Any recovery from an Action shall be[*]. Any [*] shall [*].

11.7	Infringement Claims by Third Parties.

11.7.1 If the Manufacture, Development or Commercialization of any Licensed Immunotherapeutic results in a claim or a threatened claim by a Third Party against a Party hereto for patent infringement or other violation of its intellectual property rights, the Party first having notice thereof shall promptly notify the other in writing. The notice shall set forth the facts of the claim in reasonable detail.

11.7.2 JBI, its Affiliates or Sublicensees shall have the right, but not the obligation, to defend any suit claiming that the Development, Manufacture or Commercialization of a Licensed Immunotherapeutic infringes any patents or other intellectual property rights of a Third Party. Aduro will cooperate and assist JBI in any such litigation at JBI’s expense. Without prejudice to JBI’s right to pursue an indemnity claim in lieu of defending a suit as provided in this Section 11.4.2, all costs and any and all damages awarded to any Third Party pursuant to such suits shall be borne or retained, as the case may be, solely by JBI. Aduro shall, on JBI’s reasonable request and at JBI’s sole expense, assist in the defense to such action, and all costs incurred by Aduro in providing assistance to JBI, its Affiliates or Sublicensees shall be borne solely by JBI.

11.8	Licensed Immunotherapeutic Materials. In connection with Aduro’s transfer to JBI of the Licensed Immunotherapeutic Materials, JBI agrees that the Licensed Immunotherapeutic Materials will not be used other than in connection with this Agreement. Such Licensed Immunotherapeutic Materials shall not be modified or changed in any manner to create products other than the Licensed Immunotherapeutics. To the extent practicable, JBI shall secure and record the identity of persons given access to the Licensed Immunotherapeutic Materials, reasonably track the location of Master Cell Banks, and promptly report to Aduro any unauthorized use that is discovered by JBI. JBI shall ensure that all Third Parties given access to the Licensed Immunotherapeutic Materials shall agree to be bound in writing to terms no less onerous those herein.

11.9	Notice of Challenge to Aduro Patents. In the event JBI or any of its Affiliates intends to assert in any forum that any Aduro Patent is invalid, JBI or its Affiliate, as applicable, will not less than [*] days prior to making any such assertion, provide to Aduro a summary written disclosure of the grounds then known to JBI or its Affiliate, as applicable (the “Disclosure”), for such assertion and,

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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with such disclosure, will provide Aduro with a copy of any publicly available document or publication upon which JBI or its Affiliate, as applicable, intends to rely in support of such assertion. Within [*] days of Aduro’s receipt of the Disclosure, at Aduro’s request, JBI and Aduro shall meet to discuss the Disclosure. Any such Disclosure and the discussions thereof shall be without prejudice and shall be treated as settlement discussions under Rule 408 of the Federal Rules of Evidence. No Disclosure made under this Section 11.9, nor any discussion between the Parties hereunder, shall be construed as an admission of any kind. Neither the Disclosure, nor any of the Parties’ discussions or exchanges of information hereunder, shall be used by Aduro as a basis for the assertion of any declaratory judgment action or other cause of action, and Aduro agrees not to assert any cause of action against JBI, its Affiliates or Sublicensees relating to such Aduro Patent, other than to enforce the terms hereof until at least [*] days following the conclusion of any such discussions.

12	CONFIDENTIALITY

12.1	Confidentiality Obligations. The Parties agree that, for the term of this Agreement and for [*] years thereafter, either Party that receives (a “Receiving Party”) from the other Party (a “Disclosing Party”) proprietary Information pursuant to this Agreement (collectively “Confidential Information”), shall keep confidential and shall not publish or otherwise disclose and shall not use for any purpose (except as expressly permitted by this Agreement) such Confidential Information, except to the extent that it can be established by the Receiving Party that such Confidential Information: (i) was already known to the Receiving Party, other than under an obligation of confidentiality from the Disclosing Party; (ii) was generally available to the public or otherwise part of the public domain at the time of its disclosure to the Receiving Party; (iii) became generally available to the public or otherwise part of the public domain after its disclosure that was other than through any act or omission of the Receiving Party in breach of this Agreement; (iv) was subsequently lawfully disclosed to the Receiving Party by a Third Party; (v) can be shown by competent evidence to have been independently developed by the Receiving Party without reference to the Confidential Information received from the Disclosing Party and without breach of any of the provisions of this Agreement; or (vi) is information that the Disclosing Party has specifically agreed in writing that the Receiving Party may disclose.

12.2	Authorized Uses and Disclosures of Confidential Information.

12.2.1 The Receiving Party may disclose Confidential Information to the extent the Receiving Party is compelled to disclose such information by a court or other tribunal of competent jurisdiction, provided, however, that in such case the Receiving Party shall, except where impracticable, give prompt notice to the Disclosing Party so that the Disclosing Party may seek a protective order or other remedy. Upon the Disclosing Party’s request and at its sole expense, the Receiving Party shall provide reasonable assistance to the Disclosing Party in seeking such protective order or other remedy. In any event, the Receiving Party shall disclose only that portion of the Confidential Information that, in the opinion of its legal counsel, is legally required to be disclosed and will exercise reasonable efforts to ensure that any such information so disclosed will be accorded confidential treatment.

12.2.2 To the extent it is reasonably necessary to fulfil its obligations and exercise its rights under this Agreement, either Party may disclose Confidential Information (i) to its Affiliates, consultants, advisors and agents on a need-to-know basis on condition that such Affiliates, advisors, consultants, and agents are bound by obligations of confidentiality and non-use substantially similar to those set forth herein, and (ii) to the extent reasonably necessary to obtain Regulatory Approval for Licensed Immunotherapeutics in the Field and in the Territory.

12.2.3 Notwithstanding the above obligations of confidentiality and non-use, a Party may disclose information to the extent that such disclosure is necessary in connection with:

(i) filing or prosecuting patent applications;

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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(ii) prosecuting or defending litigation;

(iii) seeking Regulatory Approval of a Licensed Immunotherapeutic, including Regulatory Approval of a Manufacturing facility for a Licensed Immunotherapeutic; or

(iv) subject to Section 12.3 below, complying with Applicable Laws.

In making any disclosures set forth above, the Disclosing Party shall, except where impracticable, give such advance notice to the other Party of such disclosure requirement as is reasonable under the circumstances and, except to the extent inappropriate (as in the case of patent applications), will use its reasonable efforts to co-operate with the other Party in order to secure confidential treatment of such Confidential Information.

12.3	Required Securities Filings. In the event either Party proposes to file with the Securities and Exchange Commission or the securities regulators of any state or other jurisdiction a registration statement or any other disclosure document that describes or refers to the terms and conditions of this Agreement under the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, or any other Applicable Law, such Party shall notify the other Party of such intention and shall provide such other Party with a copy of relevant portions of drafts of the proposed filing as soon as reasonably practicable, but in no event less than [*] business days prior to such filing. The Party making such filing shall use reasonable efforts to obtain confidential treatment of the terms and conditions of this Agreement that such other Party requests be kept confidential (and in any event the financial terms), and shall only disclose Confidential Information that it is advised by counsel is legally required to be disclosed or required to be disclosed. No such notice shall be required under this Section 12.3 if the description of or reference to this Agreement contained in the proposed filing has been included in any previous filing made by the either Party hereunder or otherwise approved by the other Party.

12.4	Publications. Subject to the terms and conditions in this Section 12.4, JBI (but not, for the avoidance of doubt, Aduro) may publish or present data and/or results generated during the Collaboration Term and relating to the activities conducted under the IND Submission and Manufacturing Update Plan in scientific journals and/or at scientific conferences, subject to the prior review and comment by Aduro if such publication includes any Aduro Confidential Information as follows. JBI shall provide Aduro with the opportunity to review any such proposed abstract, manuscript or presentation by delivering a copy thereof to Aduro no less than [*] days before its intended submission for publication or presentation. Aduro shall have [*] days after its receipt of any such abstract, manuscript or presentation in which to notify JBI in writing of any specific objections to the disclosure of Confidential Information of Aduro. In the event that Aduro objects to the disclosure in writing within such [*] day period, JBI agrees not to submit the publication or abstract or make the presentation containing the objected-to information until the Parties have agreed to modify such information, and JBI shall delete from the proposed disclosure any Aduro Confidential Information upon the reasonable request of Aduro. Once any such abstract or manuscript is accepted for publication, JBI will provide Aduro with a copy of the final version of the manuscript or abstract. For the avoidance of doubt, data and results specific to the Licensed Immunotherapeutics shall be deemed JBI Confidential Information, and any publications with respect thereto shall be in the sole discretion of JBI. In addition, with respect to activities conducted outside of the IND Submission and Manufacturing Update Plan, any publications relating to Licensed Immunotherapeutics submitted for publication by JBI or its Affiliates for clinical or other activities are not subject to this Section 12.4 except and to the extent that Aduro Confidential Information related to the Aduro platform technologies is incorporated therein.

12.5	Public Announcements. A press release or press releases deemed agreed upon by the Parties is/are attached to this Agreement as the Press Release Schedule which press release(s) shall be released at a time mutually agreed to by the Parties. Neither Party shall originate any other publicity, news release or public announcements, written or oral, whether to the public or press, stockholders or otherwise,

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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relating to this Agreement, including its existence, the subject matter to which it relates, performance under it or any of its terms, or to any amendment hereto or performances hereunder without the prior written consent of the other Party, save only such announcements that are otherwise agreed to by the Parties. Such announcements shall be brief and factual. Except as otherwise provided herein, if a Party decides to make an announcement required by Applicable Law, it shall use reasonable efforts to give the other Party at least [*] business days advance notice, where possible, of the text of the announcement so that the other Party shall have an opportunity to comment upon the announcement. To the extent that the receiving Party reasonably requests the deletion of any Confidential Information in the materials, the disclosing Party shall delete such information unless, in the opinion of the disclosing Party’s legal counsel, such Confidential Information is legally required to be disclosed.

12.6	Publication of Clinical Trial Results. Unless otherwise agreed in writing, the Parties agree that JBI shall have the right to disclose: (i) each clinical trial conducted pursuant to the IND Submission and Manufacturing Update Plan on clinicaltrials.gov or any other similar registry, and (ii) all results of such clinical trial on clinicalstudyresults.org and on any other registry with requirements consistent with the registration and publication guidelines of the International Committee of Medical Journal Editors, to the extent required.

12.7	Adverse Event Reporting.

12.7.1 Reporting. The Parties recognize that JBI or its designee as the holder of all Regulatory Approval applications (except as contemplated by the IND Submission and Manufacturing Update Plan) and Regulatory Approvals in the Territory for Licensed Immunotherapeutics may be required to submit information and file reports to Regulatory Authorities on Licensed Immunotherapeutics which are under clinical investigation, proposed for marketing, or marketed in the Territory. The Parties also recognize that Aduro or its designee as the holder of all Regulatory Approval applications and Regulatory Approvals in the Territory for other products based on Aduro’s live-attenuated double-deleted (LADD) Listeria monocytogenes strain(s) may be required to submit information and file reports to Regulatory Authorities on such other products which are under clinical investigation, proposed for marketing, or marketed in the Territory. Each Party will, and will require its Affiliates and Sublicensees to, report adverse events with respect to their respective products to the extent required by and in accordance with Applicable Law.

12.7.2 Safety Agreement. Pursuant to the 741 Agreement, each Party has assigned a representative, and such representatives have conducted a first meeting as contemplated by the 741 Agreement, to agree on a process and procedure for supplementing the sharing of adverse event information to be documented in the pharmacovigilance agreement contemplated under the 741 Agreement. Within the time period agreed to by the Parties pursuant to the 741 Agreement, the Parties shall negotiate in good faith and enter into a pharmacovigilance agreement governing safety data exchange procedures regarding the coordination of collection, investigation, reporting, and exchange of information concerning adverse events with respect to the Parties activities under both the 741 Agreement and this Agreement to comply with Applicable Law, including with respect to clinical trials conducted by or on behalf of each Party, its Affiliates and Sublicensees.

12.7.3 Safety Liaison. The Parties shall designate a safety liaison to be responsible for communicating with the other Party regarding the reporting of adverse events, to the extent required or as agreed in the pharmacovigilance agreement, with respect to their respective products.

13	REPRESENTATIONS AND WARRANTIES

13.1	Representations, Warranties and Covenants of both Parties.

Each Party represents and warrants to the other Party, as of the Execution Date and as of the Closing Date, that:

13.1.1 such Party is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has full corporate power and authority to enter into this Agreement and to carry out the provisions hereof;

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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13.1.2 such Party has taken all necessary action on its part to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder;

13.1.3 this Agreement has been duly executed and delivered on behalf of such Party, and constitutes a legal, valid, binding obligation, enforceable against it in accordance with the terms hereof;

13.1.4 the execution, delivery and performance of this Agreement by such Party, including the grant of rights to the other Party pursuant to this Agreement, does not to the best of the knowledge of such Party: (i) conflict with, nor result in any violation of or default under any agreement, instrument or understanding, oral or written, to which it or any Affiliate is a party or by which it or any Affiliate is bound; (ii) conflict with any rights granted by such Party to any Third Party or breach any obligation that such Party has to any Third Party; nor (iii) violate any Applicable Law of any court, governmental body or administrative or other agency having jurisdiction over such Party;

13.1.5 no government authorization, consent, approval, license, exemption of or filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, under any Applicable Laws, rules or regulations currently in effect is necessary for, or in connection with, the transaction contemplated by this Agreement or for the performance by it of its obligations under this Agreement;

13.1.6 all of its employees, officers, contractors, and consultants who have rendered or will render services relating to the Licensed Immunotherapeutics either (i) have executed agreements requiring assignment to such Party of all right, title and interest in and to their inventions and discoveries they have invented or otherwise discovered or generated during the course of and as a result of their association with such Party, whether or not patentable, if any, to such Party as the sole owner thereof; or (ii) if any of such Party’s employees, officers, contractors, and consultants shall not have executed such an agreement: (a) are subject to legal requirements to assign all right, title and interest in and to all inventions they have invented or otherwise discovered or generated during the course of and as a result of their association with such Party to such Party; or (ii) assignment by such employee, officer, contractor, and consultant of such inventions to such Party occurs by operation of law;

13.1.7 all of its employees, officers, contractors, and consultants who have rendered or will render services relating to the Licensed Immunotherapeutics either (i) have executed agreements obligating each such employee, officer, contractor, and consultant to maintain as confidential the Confidential Information of such Party; or (ii) if any of such Party’s employees, officers, contractors, and consultants shall not have executed such an agreement, such employees, officers, contractors, and consultants are subject by operation of law or applicable professional requirements to maintain as confidential the Confidential Information of such Party;

13.1.8 neither such Party, nor any of its employees, officers, or to the best of its knowledge, any subcontractors, or consultants who have rendered or will render services relating to the Licensed Immunotherapeutics: (a) has ever been debarred or is subject or debarment or convicted of a crime for which an entity or person could be debarred by the FDA under 21 USC §335a (or subject to a similar sanction of the EMA) or (b) to the knowledge of a Party has ever been under indictment for a crime for which a person or entity could be so debarred; and

13.1.9 such Party shall conduct its activities hereunder in accordance with Applicable Law.

13.2	Representations, warranties, and covenants of Aduro.

Aduro represents and warrants to JBI, as of the Execution Date and as of the Closing Date, that:

13.2.1 Aduro owns or otherwise Controls the Aduro Patents set forth on the Aduro Patent Schedule (which schedule differentiates as between Aduro Patents that are owned by Aduro or its Affiliates and Aduro Patents that are Controlled by Aduro through licenses or otherwise);

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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13.2.2 (i) the Aduro Patents are not the subject of any interference or opposition proceedings; and (ii) there is no pending or threatened action, suit proceeding or claim by a Third Party challenging the ownership rights in, validity or scope of such Aduro Patents;

13.2.3 (i) Aduro has not received any written notice from any Third Party asserting any ownership rights to any of the Aduro Know-How; and (ii) Aduro is not aware of any pending or threatened action, suit, proceeding or claim by a Third Party asserting that Aduro is infringing or otherwise is violating any patents, trade secret or other proprietary right of any Third Party in connection with the Licensed Immunotherapeutics;

13.2.4 there are no agreements between Aduro and any Third Party that would result in any royalties, milestones, or any other payment or consideration being due from JBI to such Third Party as a result of JBI’s Development or Commercialization of the Licensed Immunotherapeutics;

13.2.5 Aduro has not granted any right or license to a Third Party under the Aduro Intellectual Property that would conflict or interfere with any of the rights or licenses granted to JBI hereunder (or that result in the narrowing of the definition of “Aduro Intellectual Property” due to the “Control” limitation) and Aduro will not in the future grant any right or license to any Third Party under the Aduro Intellectual Property that would conflict or interfere with any of the rights or licenses granted to JBI hereunder without JBI’s express written consent; and

13.2.6 except as set forth on the Third-Party Patent Schedule, to Aduro’s knowledge, the practice of Aduro Know-How or Aduro Patents included among the Aduro Core Technology, by either Party is not Covered by a Third-Party Patent, does not involve the misappropriation of any Third-Party Information, or otherwise violate any Third-Party intellectual property right.

13.2.7 Reference to “knowledge” in any of the above provisions of this Article means [*].

14	INDEMNIFICATION AND INSURANCE

14.1	Indemnification by JBI. JBI shall indemnify, defend and hold harmless Aduro and its Affiliates, and their respective officers, directors, employees, agents, licensors, and their respective successors, heirs and assigns and representatives from and against any and all damages, losses, liabilities, costs (including reasonable legal expenses, costs of litigation and reasonable attorney’s fees) or judgments, whether for money or equitable relief, of any kind (“Losses”), with respect to Third Party claims, suits, or proceedings (“Claims”) to the extent arising out of: (i) [*]; (ii) [*]; or (iii) [*]; in each case except to the extent such Losses and Claims are subject to Aduro’s indemnity obligations set forth in Section 14.2.

14.2	Indemnification by Aduro. Aduro shall indemnify, defend and hold harmless JBI and its Affiliates, and their respective officers, directors, employees, agents, licensors, and their respective successors, heirs and assigns and representatives from and against any and all Losses with respect to Claims, to the extent arising out of: (i) [*]; (ii) [*]; (iii) [*]; in each case except to the extent such Losses and Claims are subject to JBI’s indemnity obligations set forth in Section 14.1.

14.3	Process for Indemnification. A claim to which indemnification applies hereunder shall be referred to herein as an “Indemnification Claim”. Upon the occurrence of an event for which indemnification is available as set forth above, any person or persons (collectively, the “Indemnified Party”) that intend to claim indemnification under this Article 14, shall give prompt written notice to the other Party (the “Indemnifying Party”) providing reasonable details of the nature of the event and basis of the Indemnification Claim and further expressly stating therein that it is seeking

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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indemnity pursuant to this Agreement. For the avoidance of doubt, and without prejudice to the Indemnified Party’s obligation to give prompt written notice, an Indemnifying Party’s knowledge of events or circumstances pursuant to which an Indemnified Party might seek indemnification, including correspondence between the Parties regarding a matter for which indemnity is not expressly sought, shall not constitute the notice required by this provision, and any attorneys, experts or consultant fees or expenses incurred by an Indemnified Party prior to proper notice shall be the sole responsibility of such Party; provided however that the failure of such timely notice shall not bar any Indemnification Claim unless the Indemnifying Party is materially prejudiced by failure to receive such timely notice The Indemnifying Party will have the right, at its expense and with counsel of its choice, to defend, contest, or otherwise protect against any Claim. The Indemnified Party will also have the right, but not the obligation, to participate, at its own expense, in the defense thereof with counsel of its choice. The Indemnified Party shall cooperate to the extent reasonably necessary to assist the Indemnifying Party in defending, contesting or otherwise protesting against any Claim, and shall make available to the Indemnifying Party all pertinent information under the control of the Indemnified Party, which information shall be subject to Article 12, provided that the reasonable cost in doing so is paid for by the Indemnifying Party. If the Indemnifying Party fails within [*] days after receipt of notice (i) to notify the Indemnified Party of its intent to defend, or (ii) to defend, contest or otherwise protect against any Claim or fails to diligently continue to provide the defense after undertaking to do so, the Indemnified Party will have the right, but no obligation, upon [*] days prior written notice to the Indemnifying Party to defend, settle and satisfy any Claim and recover the costs of the same from the Indemnifying Party. The Indemnified Party shall not settle or compromise the Indemnification Claim without the prior written consent of the Indemnifying Party, and the Indemnifying Party shall not settle or compromise the Indemnification Claim in any manner that would have an adverse effect on the Indemnified Party’s interests (including any rights under this Agreement or the scope or enforceability of Intellectual Property Controlled by such Party, or Confidential Information or Patent or other rights licensed hereunder), without the prior written consent of the Indemnified Party, which consent, in each case, shall not be unreasonably withheld, conditioned or delayed.

14.4	Insurance. During the term of this Agreement and [*] after the expiration of this Agreement or earlier termination, each Party shall obtain and/or maintain, respectively, at its sole cost and expense, clinical trial insurance and product liability insurance in amounts, respectively, that are reasonable and customary in the pharmaceutical industry for companies of comparable size and activities at the respective place of business of each Party. A Party (or its Affiliated group) with at least $[*] in market capitalization with annual sales in the latest calendar year of at least $[*] may maintain such insurance through a self-insurance program. Such clinical trial insurance and product liability insurance shall insure against all liability, including liability for personal injury, physical injury and property damage. Each Party shall provide written proof of the existence of such insurance to the other Party upon request.

15	TERM AND TERMINATION

15.1	Hart Scott Rodino; Closing Date; Term.

15.1.1 Each Party covenants and agrees to use Commercially Reasonable Efforts to prepare and make appropriate and timely filings under Title II of the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (for the purposes of Sections 15.1.1 and 15.1.2, the “HSR Act”), as amended, and the rules promulgated thereunder within ten business days after the Execution Date. The Parties agree to cooperate in the antitrust clearance process and to furnish promptly to the Federal Trade Commission (“FTC”) or the Antitrust Division of the Department of Justice (the “Antitrust Division”) any additional information reasonably requested by them in connection with such filings. Each Party will be responsible for [*] in connection with the filings described in this Section and Aduro shall have no right to assign or license any rights in Licensed Immunotherapeutics to a Third Party during the HSR Waiting Period referred to below provided that Aduro shall have the right to enter into agreements with Third Parties in preparation

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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for the Parties’ collaborative activities after the Closing Date. This Section 15.1. shall bind the Parties upon the Execution Date but the remaining provisions of this Agreement shall not become effective until the date on which the waiting period provided by the Act (“HSR Waiting Period”) has terminated or expired without any action by any government agency or challenge to the termination or any earlier notification date of the Parties by a government agency that the agency intends to take no action under the Act (which date shall be the “Closing Date”).

In the event that antitrust clearance from the FTC or the Antitrust Division is not obtained within [*] after the Execution Date or such other date as the Parties may agree, the Agreement may be terminated by either Party on written notice to the other. In the event a provision of the Agreement needs to be deleted or substantially revised in order to obtain regulatory clearance, the Parties will negotiate in good faith a new provision which in its economic effect and scope of rights is sufficiently similar to the old provision that it can reasonably be assumed that the Parties would have entered into the Agreement with such new provision.

15.1.2 Subject to Section 15.1.1, this Agreement shall come into force and effect on the Closing Date and shall, unless terminated earlier in accordance with its terms, continue in force and effect until all the Aduro Patents have expired and thereafter on a Licensed Immunotherapeutic-by-Licensed Immunotherapeutic and country-by-country basis until the end of the last-to-expire Royalty Term in each such country with respect to each such Licensed Immunotherapeutic (the period during which this Agreement is in force, hereinafter the “Term”).

15.2	Termination in the Event of Material Breach. Subject to Article 6 and except as provided in Section 15.6, in the event of material uncured breach by the other Party, the non-breaching Party may terminate (or, in the case of JBI, modify as permitted under Section 15.7.3) this Agreement, and the rights and licenses granted hereunder, by providing sixty (60) calendar days’ prior written notice to the other Party detailing the specific obligation under this Agreement alleged to have been breached; the manner of such alleged breach; and the steps that need to be taken in order to remedy such breach, unless the other Party cures such breach or grounds for termination within the period of such notice, provided that if there is a good-faith dispute with respect to the existence of such material breach, the time for cure will be extended until such time as the dispute is resolved pursuant to Article 16.

15.3	Termination of Agreement for Insolvency. Either Party may, in addition to any other remedies available to it by law or in equity, terminate (or, in the case of JBI, modify in accordance with Section 15.7.3) this Agreement in its entirety, by notice to the other Party in the event: (i) the other Party shall have become bankrupt or shall have made an assignment for the benefit of its creditors; (ii) there shall have been appointed a trustee or receiver for the other Party for all or a substantial part of its property; or (iii) any case or proceeding not covered by clause (i) shall have been commenced or other action taken by or against the other Party in bankruptcy or seeking reorganisation, liquidation, dissolution, winding-up, arrangement, composition or readjustment of its debts or any other relief under any bankruptcy, insolvency, reorganisation or other similar act or law of any jurisdiction now or hereafter in effect, and any such event shall have continued for sixty (60) calendar days undismissed, unbonded and undischarged.

15.4	Termination by JBI at Will. JBI may terminate this Agreement in its entirety or on a country-by-country or Licensed Immunotherapeutic-by-Licensed Immunotherapeutic basis at any time after the [*] of the Closing Date by providing ninety (90) days’ prior written notice to Aduro. Following any delivery by JBI of a notice of termination pursuant to this Section 15.4, from the provision of notice through the effective date of termination, JBI shall perform its obligations hereunder regarding the Manufacture, Development and Commercialization of the affected Licensed Immunotherapeutic, including the payment of milestones, royalties and costs incurred in connection with the IND Submission and Manufacturing Update Plan and any other payments owed to Aduro for other Development work completed pursuant to Section 2.5 during such period, but shall not be required to initiate any new clinical studies or non-clinical studies, make any further filings for Regulatory

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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Approvals other than as related to the initiation of the transfer of Regulatory Approvals and development and commercial rights to Aduro, or launch any impacted Licensed Immunotherapeutic in any impacted countries, except, in each case, as required by Applicable Law.

15.5	Cumulative Rights and Remedies. Any right to terminate this Agreement shall be in addition to and not in lieu of all other rights or remedies that the Party giving notice of termination may have at law, in equity or otherwise.

15.6	Effect of Expiration. If this Agreement is not terminated at an earlier date, then upon its expiration in accordance with its terms in a given country or the entire Territory (as applicable), JBI shall have an irrevocable, perpetual, fully paid-up, royalty-free, non-exclusive license in the Field in such country or the Territory (as applicable) under the Aduro Know-How, with the right to sublicense, to make, have made, import, use, offer to sell and sell Licensed Immunotherapeutics in the Field.

15.7	Effect of Termination.

15.7.1 Termination on Bankruptcy. All rights and licenses granted under or pursuant to this Agreement by JBI or Aduro are, and shall otherwise be deemed to be, for purposes of 1 USC §365(n) (the “Bankruptcy Code”), licenses of right to “Intellectual Property” as defined under §101(35A) of the Bankruptcy Code and case law interpreting §365(n). The Parties agree that the Parties, as licensees of such rights under this Agreement, shall retain and may fully exercise all of their rights and elections they would have in the case of a licensor bankruptcy under the Bankruptcy Code. Each Party agrees during the term of this Agreement to create or maintain current copies, or if not amenable to copying, detailed descriptions or other appropriate embodiments, of all such intellectual property licensed to the other Party. Regardless of any choice of law provision contained in this Agreement, the Parties expressly agree to the application of the laws of the United States, and in particular to the application of the provisions of the Bankruptcy Code as to the rights and elections of the Parties regarding Intellectual Property in the case of licensor bankruptcy. Specifically as to rights and elections under the Bankruptcy Code regarding Intellectual Property existing outside the jurisdiction of licensor Bankruptcy and more specifically as to such rights and elections regarding Intellectual Property existing in the United States, the Parties expressly submit themselves to the jurisdiction of the courts of the United States for the enforcement of such rights and elections. The Parties anticipate that substantial work under this Agreement will be conducted in the United States and that substantial value under this Agreement will be generated in the United States.

15.7.2 Termination by Aduro Due to JBI’s Material Breach, JBI Bankruptcy, or by JBI at Will. Upon any termination of a Licensed Immunotherapeutic on a Licensed Immunotherapeutic-by-Licensed Immunotherapeutic basis or a country-by-country basis or this Agreement in its entirety by JBI pursuant to Section 15.4 or upon termination of this Agreement by Aduro pursuant to Sections 15.2 or 15.3:

(i) JBI, its Affiliates and its Sublicensees shall immediately cease to use and thereafter refrain from using the Aduro Intellectual Property anywhere in the Territory (or, where JBI terminates the Agreement under Section 15.4 in relation to a given country, in the terminated country) in relation to the terminated Licensed Immunotherapeutics (provided however that in order to effect an orderly transition in any country where a Licensed Immunotherapeutic is on the market, the Parties shall cooperate with respect to sales of existing inventory and JBI, its Affiliates and its Sublicensees shall retain those rights necessary to do so);

(ii) except as may be necessary to comply with any pre-existing obligations, including any initiated clinical trial, JBI shall promptly return to Aduro or destroy (at Aduro’s discretion) all Licensed Immunotherapeutic Materials in JBI’s, its Affiliates’ or its Sublicensees’ possession or control and, in the event of such destruction, provide Aduro with written confirmation thereof;

(iii) save as expressly provided herein, all rights of JBI hereunder relating to the Territory or (where JBI terminates the Agreement under Section 15.4 in relation to a given country) to

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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the terminated country or terminated Licensed Immunotherapeutic, and all licenses granted to JBI by this Agreement in respect of any terminated Licensed Immunotherapeutic or country in the Territory shall cease and terminate;

(iv) on written request by Aduro, JBI shall provide to Aduro a copy of, and shall transfer, or cause to be transferred, to Aduro, at JBI’s expense, [*]. Until such transfer is effected or if such transfer is not possible for legal or [*], Aduro shall [*]. JBI shall consent and, where necessary, cause its Affiliates and its Sublicensees to consent, for any relevant [*]; and

(v) Aduro shall have an [*] license, with the right to sublicense, under any [*] in existence as of the effective date of termination to the extent useful or reasonably necessary to Exploit, make, have made, import, use, have used, offer to sell, sell, and export the terminated Licensed Immunotherapeutics solely for the purpose of Developing and/or Commercialising such Licensed Immunotherapeutics in the Field in the Territory or terminated country (as applicable). Such licence shall be [*]. Otherwise, Aduro shall pay to JBI a royalty of [*] except that if [*], then Aduro shall pay to JBI a royalty of [*], and if [*] then Aduro shall pay to JBI a royalty of [*], in each case on Net Sales of Licensed Immunotherapeutics by Aduro, its Affiliates or Sublicenses for a period of [*] years from First Commercial Sale of the Licensed Immunotherapeutic in the Territory, and the provisions of Section 8.5 shall apply mutatis mutandis. On the request of Aduro, JBI will perform a technology transfer of all materials and information covered by the forgoing licenses and rights which shall be completed not less than [*] days after the relevant termination. Notwithstanding the foregoing, JBI shall have no obligation to provide, and Aduro shall have no right to use, any materials bearing any trademarks or trade names of JBI or its Affiliates or Sublicensees.

15.7.3 Termination or Modification by JBI due to Aduro’s material breach or Aduro’s bankruptcy. Upon a possible termination event by JBI pursuant to Section 15.2 and 15.3, JBI may elect, in lieu of terminating this Agreement, by written notice to Aduro, to modify the terms of this Agreement as (and only to the extent) provided below. In the event JBI gives such notice, then the following provisions will apply:

(i) At JBI’s election the [*];

(ii) At JBI’s election Aduro shall [*];

(iii) JBI shall be [*]; and

(iv) Except as otherwise agreed to by the Parties, all other terms and conditions of this Agreement shall continue in full force and effect.

If, on the other hand, JBI gives Aduro notice of termination (rather than modification) under this Section 15.7.3 hereunder, then the provisions of Section 15.7.2 shall apply.

15.8	Accrued Rights and Obligations upon Expiration and Termination. Expiration and termination of this Agreement for any reason shall be without prejudice to either Party’s right or obligations accrued prior to the effective date of termination or expiration and shall not deprive either Party from any rights that the Agreement provides shall survive termination.

15.9	Survival. Except as expressly provided herein, Sections 2.1.3, 2.3, 9, 10, 12, 14, 15, 16, and 19 and all other provisions contained in this Agreement that by their explicit terms survive expiration or termination of this Agreement, and any accrued rights to payment shall survive any expiration or early termination of this Agreement. Except as set forth in this Section 15.9, upon termination or expiration of this Agreement all other rights and obligations of the Parties under this Agreement terminate.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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16	DISPUTE RESOLUTION AND GOVERNING LAW

16.1	Disputes. Aduro and JBI shall devote reasonable efforts to amicably resolve any disputes between them concerning their respective rights and obligations under the Agreement (each, a “Dispute”). If the Parties or the JSC (for matters within its jurisdiction) are initially unable to resolve a dispute, despite using reasonable efforts to do so, either Party may, by written notice to the other, have such dispute referred to their respective senior management designated below or their respective successors, for attempted resolution by negotiation in good faith. Such attempted resolution shall take place no later than [*] days following receipt of such notice. The designated management for JBI is the head of oncology research and development and/or commercialization (as applicable) and for Aduro is the CEO. Any Dispute that senior management has not resolved shall, upon the request of a Party given not later than [*] days after the initial discussion, be mediated through non-binding mediation in accordance with The CPR Mediation Procedure for Business Disputes then in effect of the CPR, except where that procedure conflicts with these provisions, in which case these provisions shall prevail. The mediation shall be conducted in San Francisco, CA and shall be attended by a senior executive with authority to resolve the dispute from each Party. The mediator shall confer with the Parties to design procedures to conclude the mediation within no more than [*] calendar days after initiation. Under no circumstances may the commencement of arbitration be delayed more than [*] calendar days by the mediation process specified herein absent contrary agreement of the Parties. No statements made by either Party during the mediation may be used by the other or referred to during any subsequent proceedings.

16.2	Arbitration.

16.2.1 Binding Resolution. Any Dispute that has been referred to senior management for resolution and that has not been resolved within [*] days after the initial discussion of such matter by senior management, shall, upon referral or submission by either Party, be submitted for final, binding resolution by arbitration in accordance with the then current CPR Non-Administered Arbitration Rules (“CPR Rules”) (www.cpradr.org), except where those rules conflict with these provisions, in which case these provisions control. The arbitration shall be held in San Francisco, California.

16.2.2 Panel. The panel shall consist of three arbitrators chosen from the CPR Panel of Distinguished Neutrals in accordance with the CPR Rules (unless the Parties otherwise agree on the selection of the arbitrators) each of whom shall be a lawyer with at least fifteen (15) years’ experience with a law firm or corporate law department, each of which shall have had over twenty five (25) lawyers or who was a judge of a court of general jurisdiction. In the event the aggregate damages sought by the claimant are stated to be less than $[*], and the aggregate damages sought by the counterclaimant are stated to be less than $[*], and neither side seeks equitable relief, then a single arbitrator shall be chosen, having the same qualifications and experience specified above. Each arbitrator shall be impartial and independent of the Parties and shall abide by the Code of Ethics for Arbitrators in Commercial Disputes (available at http://www.adr.org/EthicsAndStandards).

16.2.3 Procedures if Arbitrator(s) Not Agreed. In the event the Parties cannot agree upon selection of the arbitrator(s), CPR will select arbitrator(s) as follows: CPR shall provide the Parties with a list of no less than twenty-five (25) proposed arbitrators (fifteen (15) if a single arbitrator is to be selected) having the credentials referenced above. Within [*] days of receiving such list, the Parties shall rank at least 65% of the proposed arbitrators remaining on the initial CPR list after exercising cause challenges. If the Parties do not agree on an arbitrator following such ranking, the Parties may then jointly interview the five (5) candidates (three (3) if a single arbitrator is to be selected) with the highest combined rankings for no more than one hour each and, following the interviews, may exercise one peremptory challenge each. The panel will consist of the remaining three candidates (or one, if one arbitrator is to be selected) with the highest combined rankings. In the event these procedures fail to result in selection of the required number of arbitrators, the CPR shall appoint the appropriate remaining number of arbitrators having the credentials referenced in Section 16.2.2 above. Notwithstanding the foregoing, the arbitrators shall be finally selected by the Parties (or the CPR, if required) no later than [*] days prior to the commencement of the arbitration proceedings.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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16.2.4 Timing. The Parties agree to cooperate (i) to attempt to select the arbitrator(s) by agreement within [*] days of initiation of the arbitration, including jointly interviewing any candidates pursuant to Section 16.2.3; (ii) to meet with the arbitrator(s) within [*] days of selection; and (iii) to agree at that meeting or before upon procedures for discovery, if any, and as to the conduct of the hearing that will result in the hearing being concluded within no more than [*] months after selection of the arbitrator(s) and in the award being rendered within [*] days of the conclusion of the hearings, or of any post-hearing briefing, which briefing will be completed by both sides within [*] days after the conclusion of the hearings.

16.2.5 Discovery. The arbitrator(s) shall be guided, but not bound, by the CPR Protocol on Disclosure of Documents and Presentation of Witnesses in Commercial Arbitration (www.cpradr.org) (“Protocol”). The Parties will attempt to agree on modes of document disclosure, electronic discovery, witness presentation, etc. within the parameters of the Protocol. If the parties cannot agree on discovery and presentation issues, the arbitrator(s) shall decide on presentation modes and provide for discovery within the Protocol, understanding that the Parties contemplate reasonable discovery; provided that such discovery will be limited so that the schedule set forth in Section 16.2.4 may be met without undue burden. The Parties agree that discovery shall be permitted in order to permit a Party to obtain documents and in formats that are in the possession, custody or Control of the other Party, to the extent not already in the possession of such Party. The arbitrator(s) shall determine what discovery will be permitted, consistent with the goal of limiting the cost and time that the Parties must expend for discovery; provided that the arbitrator(s) shall permit such discovery as the arbitrator(s) deem necessary to permit an equitable resolution of the dispute, which may in the arbitrator(s)’ discretion include requests for admission or interrogatories. The arbitrator(s) shall not order or require discovery against either Party of a type or scope that is not permitted against the other Party. The arbitrator(s) may require a Party seeking the production of documents to pay all the costs associated with the collection, review and production of the documents. Any written evidence originally in a language other than English shall be translated to English and accompanied by (a) an original or true copy of the source document, (b) an original or true copy of the translation, and (c) a statement signed by the translator or translation company representative, with his or her signature notarized by a Notary Public, attesting that the translator or translation company representative believes the English language text to be an accurate and complete translation of the source-language text The arbitrator(s) shall have power to exclude evidence on grounds of hearsay, prejudice beyond its probative value, redundancy or irrelevance and no award shall be overturned by reason of any ruling on evidence, except to the extent that such exclusion constitutes manifest disregard of the law. A transcript of the testimony adduced at the hearing shall be made and shall, upon request, be made available to either Party.

16.2.6 Motions; Independent Expert. The arbitrator(s) are expressly empowered to decide dispositive motions in advance of any hearing, including motions to dismiss and motions for summary judgment, and shall endeavor to decide such motions as would a Federal District Judge sitting in the jurisdiction whose substantive Law governs as set forth in Section 16.3 below. The arbitrator(s) may engage an independent expert with experience in the subject matter of the dispute to advise the arbitrator(s), but final decision making authority shall remain in the arbitrator(s).

16.2.7 Decision of the Arbitrator(s). The arbitrator(s) shall decide the issues presented in accordance with the substantive Law of the State of New York (without reference to conflicts of laws principles) and may not apply principles such as “amiable compositeur” or “natural justice and equity.” The arbitrator(s) shall render a written opinion stating the reasons upon which the award is based.

16.2.8 Confidentiality; Costs. The Parties agree that the decision of the arbitrator(s) shall be the sole, exclusive and binding remedy between them regarding any and all disputes, controversies, claims and counterclaims presented to the arbitrator(s). The arbitration hearings and award shall not be made public by either Party without the joint consent of the Parties, except to the extent either Party is required to disclose such information by applicable Laws (or applicable rules of a public stock exchange) or to enforce the award in accordance with Section 16.2.9, and except as may be required by law, neither a Party nor its representatives, nor a witness nor an arbitrator may disclose the existence, content or result of any arbitration hereunder without the prior written consent of both parties. The costs of such arbitration, including

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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administrative and arbitrator(s)’ fees and the fees of any expert retained by the arbitrator(s), shall be shared equally by the Parties, and each Party shall bear its own expenses and attorneys’ fees incurred in connection with the arbitration.

16.2.9 Courts. Any award of the arbitrator(s) may be entered in any court of competent jurisdiction for a judicial recognition of the decision and applicable orders of enforcement, and each Party may apply to any court of competent jurisdiction for appropriate temporary injunctive relief to avoid irreparable harm, maintain the status quo, or preserve the subject matter of the arbitration, in each case pending resolution of any arbitration proceeding. Rule 14 of the CPR Rules does not apply to this Agreement. Without limiting the foregoing, the Parties consent to the jurisdiction of the Federal District Court for the district in which the arbitration is held for the enforcement of these provisions and the entry of judgment on any award rendered hereunder.

16.2.10 EACH PARTY HERETO WAIVES ITS RIGHT TO TRIAL BY JURY OF ANY ISSUE WITHIN THE SCOPE OF THE AGREEMENT TO ARBITRATE AS SET FORTH HEREIN.

16.2.11 EACH PARTY HERETO WAIVES ANY CLAIM TO PUNITIVE, EXEMPLARY OR MULTIPLIED DAMAGES FROM THE OTHER (EXCEPT AS SET FORTH IN SECTION 19.3).

16.2.12 EACH PARTY HERETO WAIVES ANY CLAIM OF CONSEQUENTIAL DAMAGES FROM THE OTHER (EXCEPT AS SET FORTH IN SECTION 19.3).

16.3	Governing Law. The Agreement shall be construed and the respective rights of the parties hereto determined according to the substantive laws of the State of New York and the patent laws of the United States, without regard to conflicts of laws principles.

17	[*] AGREEMENT

17.1	Compliance with [*] Agreement. Aduro represents that it has provided JBI a true, complete and correct copy of the [*] Agreement as it exists of the Execution Date (including any amendments thereto) and represents and warrants that said [*] Agreement is in full force and effect as of the date hereof and that Aduro shall use reasonable efforts to maintain said [*] Agreement in full force and effect. With respect to the [*] Agreement: (i) Aduro’s [*] under the [*] Agreement shall expire as of [*]; (ii) with respect to the [*] (as such term is defined in the [*] Agreement), the grants herein are subject to the rights of the [*] and Aduro shall perform those obligations due thereunder; (iii) the Parties agree that this this Agreement contains a provision requiring payment of royalties to Aduro sufficient to permit Aduro to meet its royalty obligations to the [*]; and (iv) with respect to the exercise of the sublicense, in furtherance of Aduro’s [*] in Section 19.1 of the [*] Agreement as set forth therein, [*]. Aduro shall inform JBI of any written notice received by Aduro that: (a) such [*] Agreement is not then in full force and effect; (b) that [*]; or (c) Aduro is in default of said [*] Agreement. In the event Aduro receives notice from [*] that Aduro is in default of such [*] Agreement, it shall [*].

18	FORCE MAJEURE

18.1	Force Majeure. No failure or omission by a Party or its Affiliates and/or Sublicensees in the performance of any obligation under this Agreement shall be deemed a breach of the Agreement or create any liability if the same shall arise in whole or in part from any cause or causes beyond the reasonable control of the Party or its Affiliates and/or Sublicensees, including acts of God; acts or omissions of any government; any rules, regulations or orders issued by any governmental authority or by any officer, department, agency or instrumentality thereof; fire; storm; flood; earthquake; accident; war; terrorism; rebellion; insurrection; riot; invasion; strike; lockout, or other kind of force majeure (each, a “Force Majeure”). Each Party shall notify the other Party promptly in writing following the occurrence or after becoming aware of the occurrence of any Force Majeure whereupon

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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the Parties shall promptly co-operate so as to mitigate the effects of such Force Majeure and the Party suffering Force Majeure shall be obliged to use reasonable efforts to overcome the circumstances thereof. In the event a Party suspends its performance for a period of three (3) or more months due to a Force Majeure, the Parties shall consult in good faith to develop and implement a plan for mitigating the same.

19	MISCELLANEOUS

19.1	Notices. Any notice or report required or permitted to be given or made under the Agreement by one of the Parties to the other shall be in writing and delivered to the other Party at its address indicated below, or to such other address as the addressee shall have theretofore furnished in writing to the addressor, by hand, by courier or by registered or certified airmail (postage prepaid) or by reputable overnight courier:

If to Aduro:

Aduro Biotech, Inc. 626 Bancroft Way, 3C Berkeley, California 94710
Attention: CEO and President

	With copy to:	Arnold & Porter LLP 399 Park Avenue New York, New York 10022
Attention: Blaine Templeman

If to JBI:

Janssen Biotech, Inc. 800 Ridgeview Drive Horsham, Pennysylvania 19044
Attention: President

	With copy to:	Chief Intellectual Property Counsel Office of General Counsel Johnson & Johnson
One Johnson & Johnson Plaza New Brunswick, New Jersey 08933 United States of America

All notices shall be effective as of the date received by the addressee or as certified delivery by a reputable delivery service, whichever is earlier.

19.2	Non-waiver. The waiver by either of the Parties of any breach of any provision hereof by the other Party shall not be construed to be a waiver of any succeeding breach of such provision or a waiver of the provision itself.

19.3	SPECIAL, INDIRECT AND OTHER LOSSES. NEITHER PARTY NOR ANY OF ITS AFFILIATES SHALL BE LIABLE IN CONTRACT, TORT, NEGLIGENCE, BREACH OF STATUTORY DUTY OR OTHERWISE FOR ANY INDIRECT, INCIDENTAL, EXEMPLARY, CONSEQUENTIAL, SPECIAL OR PUNITIVE DAMAGES OR FOR LOSS OF PROFITS SUFFERED BY THE OTHER PARTY (EVEN IF DETERMINED TO BE DIRECT DAMAGES), EXCEPT TO THE EXTENT ANY SUCH DAMAGES ARE REQUIRED TO BE PAID TO A THIRD PARTY IN CONNECTION WITH A JUDGMENT OR SETTLEMENT FOR WHICH A PARTY IS RESPONSIBLE PURSUANT TO AND IN ACCORDANCE WITH ARTICLE 14 HEREUNDER.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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19.4	Severability. Should any section, or portion thereof, of the Agreement be held invalid by reason of any law, statute or regulation existing now or in the future in any jurisdiction by any court of competent jurisdiction or by a legally enforceable directive of any governmental body, such section or portion thereof shall be validly reformed so as to approximate the intent of the parties as nearly as possible and, if unreformable, shall be divisible and deleted in such jurisdiction; the Agreement shall not otherwise be affected.

19.5	No Agency. The relationship of the Parties under the Agreement is that of independent contractors. Neither Party shall be deemed to be the agent of the other and neither Party is authorized to take any action binding upon the other.

19.6	Assignment. This Agreement shall be binding upon the Parties and their respective permitted successors and assigns. Neither Party may, without the prior written consent of the other Party, assign all or any part of its rights and benefits under this Agreement, provided that such consent shall not be required for an assignment to: (i) any Affiliate of either Party provided that such Party shall guarantee the performance of all assigned obligations by such Affiliate; or (ii) to a Third Party successor or purchaser of all or substantially all of its business or assets to which this Agreement relates, whether in a merger, sale of stock, sale of assets or other similar transaction, provided that, the Third Party successor or purchaser provides written notice to the other Party that such Third Party agrees to be bound by the terms of this Agreement. Any attempted assignment, delegation or transfer in contravention of this Agreement shall be null and void ab initio.

19.7	Counterparts. The Agreement may be executed in counterparts, each of which shall be deemed to be an original and both together shall be deemed to be one and the same agreement.

19.8	Construction. This Agreement shall be deemed to have been jointly drafted by the Parties, and no rule of strict construction shall apply against either. All headings and the cover page are inserted for convenience of reference only and shall not affect their meaning or interpretation. As used in this Agreement, unless the context otherwise requires, (a) words of any gender include each other gender, (b) words such as “herein”, “hereof” or “hereunder” refer to this Agreement as a whole and not merely to the particular provision in which such words appear, (c) words using the singular shall include the plural, and vice versa and (d) the word “including” means “including without limitation”.

19.9	Further Assurances. Each Party shall duly execute and deliver, or cause to be duly executed and delivered, such further instruments and do and cause to be done such further ministerial, administrative or similar acts and things, including the filing of such assignments, agreements, documents and instruments, as may be necessary or as the other Party may reasonably request in connection with this Agreement or to carry out more effectively the provisions and purposes hereof, or to better assure and confirm unto the other Party its rights and remedies under this Agreement.

19.10	Entire Agreement. The terms and provisions contained in the Agreement, constitute the entire agreement between the parties and shall supersede all previous communications, representations, agreements or understandings, either oral or written, between the parties with respect to the subject matter hereof, and no agreement or understanding varying or extending the Agreement shall be binding upon either Party hereto, unless in writing that specifically refers to the Agreement, signed by duly authorized officers or representatives of the respective parties and the provisions of the Agreement not specifically amended thereby shall remain in full force and effect.

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[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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In witness whereof, Aduro and JBI have executed this Agreement effective as of the date set forth above.

Aduro Biotech, Inc.	Janssen Biotech, Inc.

/s/ Stephen T. Isaacs	/s/ Scott White
Stephen T. Isaacs	Scott White
Chairman, President and CEO	President, Oncology

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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ADURO PATENT SCHEDULE

Intellectual Property Relevant to ADU-214

Intellectual Property for ADU-214 Owned by Aduro

Patents and Patent Applications (All owned by Aduro)

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Integration Vector License

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Patents and Patent Applications

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[*] ANTIGEN SCHEDULE

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IND SUBMISSION AND MANUFACTURING UPDATE PLAN SCHEDULE

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TECHNOLOGY TRANSFER PLAN SCHEDULE

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SUBSET OF [*] SCHEDULE

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PLATFORM UPDATE SCHEDULE

This schedule defines the information that will be provided as the Platform Update from Aduro on the same schedule as the 741 Agreement on their Listeria monocytogenes based technology platforms.

Should the following events happen in the prior year related to the Listeria monocytogenes based technology platform, summaries of the events will be included in the report.

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[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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PRESS RELEASE SCHEDULE

Oct. 16, 2014 12:00 UTC

Aduro Expands Collaboration with Johnson & Johnson Innovation and

Janssen for Lung Cancer Immunotherapies

BERKELEY, Calif.—(BUSINESS WIRE)— Aduro BioTech, Inc., a leader in cancer immunotherapy, today announced that it has entered into its second agreement with Janssen Biotech, Inc., part of the Janssen Pharmaceutical Companies of Johnson & Johnson, granting an exclusive, worldwide license to certain product candidates engineered for the treatment of lung cancer and certain other cancers based on its novel LADD immunotherapy platform. Under the agreement, facilitated by the Johnson & Johnson Innovation center in California, Aduro will receive a $30 million up-front payment and is eligible to receive significant development, regulatory and commercialization milestone payments up to a potential total of $817 million. In addition, Aduro is eligible to receive high single-digit to double-digit tiered royalties on worldwide net sales upon successful launch and commercialization.

Under the agreement, Janssen will have exclusive rights to develop and commercialize LADD product candidates in lung cancer and will assume responsibility for all research, development, manufacturing, regulatory and commercialization activities for the licensed products. Aduro may provide assistance in any of these areas upon request and will receive additional fees for these support activities.

“Since our initial agreement with Janssen in May of this year for new immunotherapies for prostate cancer, they have been terrific partners and we’ve established a strong collaboration focused on advancing our technologies forward in their licensed indications,” said Stephen T. Isaacs, chairman, president and chief executive officer of Aduro. “We believe our LADD technology also offers tremendous promise as a potential treatment for lung cancer and we are pleased to expand our relationship with Janssen, a company with significant experience and resources focused in both lung and prostate cancer. Separately, Aduro continues to make progress with our broad array of immunotherapy platforms in a number of other oncology indications, including pancreatic cancer, mesothelioma and glioblastoma among others.”

The transaction is subject to clearance by the US antitrust authorities under the Hart-Scott-Rodino Act and will become final as soon as such clearance has occurred.

In May of this year, Aduro announced its first agreement with Janssen Biotech, Inc. granting the company an exclusive, worldwide license to certain product candidates specifically engineered for the treatment of prostate cancer based on its novel LADD immunotherapy platform. Under that agreement, also facilitated by the Johnson & Johnson Innovation center in California, Aduro is eligible to receive up to $365 million in upfront and development and commercialization milestones.

About LADD

LADD is Aduro’s proprietary platform of live-attenuated double-deleted Listeria monocytogenes strains that have been engineered to induce a potent innate immune response and to express tumor-associated antigens to induce tumor-specific T cell-mediated immunity.

About Aduro BioTech, Inc.

Aduro BioTech, Inc. is a private, clinical-stage biotechnology company focused on immunotherapy for cancer. Aduro has received Breakthrough Therapy Designation from the FDA for its novel immunotherapy combination in pancreatic cancer which is in an ongoing Phase 2B clinical trial, ECLIPSE, and has additional ongoing clinical trials with its LADD platform in mesothelioma and glioblastoma. The company is also developing clinical candidates using novel small molecules that activate the intracellular STING receptor, a central mediator of the innate immune response. For more information, please visit www.aduro.com.

Contacts

Aduro BioTech, Inc.

Greg W. Schafer, 510-809-4801

Chief Operating Officer

or

Media Contact:

Angela Bitting, 925-202-6211

a.bitting@comcast.net

Source: Aduro BioTech, Inc.

View this news release online at:

http://www.businesswire.com/news/home/20141016005133/en

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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THIRD-PARTY PATENT SCHEDULE

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[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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CALENDAR YEAR SCHEDULE

UNIVERSAL FINANCIAL CALENDAR

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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INVOICING PROCEDURE SCHEDULE

Invoicing Process for Development Work, Other Development and Technology Transfer Plan Payments

Any costs or payments to be invoiced to JBI by Aduro pursuant to Development Work, Other Development, and the Technology Transfer Plan shall be payable to Aduro within [sixty (60)] calendar days from the date an invoice in respect of the same is received by JBI, and JBI shall pay, or cause to be paid, to Aduro, by wire transfer or electronic fund transfer to the credit of the bank account to be designated in writing by Aduro.

All such invoices must reference a valid Purchase Order (PO) Number which JBI shall provide to Aduro within [*] calendar days after the Execution Date and invoices shall include the nature and amount of services rendered, deliverables provided, or other basis for the payment. Aduro shall provide proper support for expenses included on the invoice. Reasonable support documents for Out-of-Pocket Expenses include invoice or pro forma invoice from the Third Party vendors. For FTE reimbursement, proper support includes an FTE time report break down by function.

Invoices must be sent to the Johnson & Johnson Accounts Payable Department via: [*] if Aduro establishes a web invoice account or sent by postal mail to the following address:

[*]

Aduro can contact the Johnson & Johnson Accounts Payable Hotline at [*] in the United States with any questions related to the status of payments on invoices. Copies of all invoices shall be sent concurrently to the Finance Director, Johnson & Johnson Innovation at [*]. JBI reserves the right to return to Aduro unprocessed and unpaid those invoices that do not reference the applicable PO Number. Janssen Research & Development, L.L.C. may act as paying agent for JBI under this Agreement.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.